                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                     Martha Stewart Living Omnimedia, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (4)  Filing Date:

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

                     [Martha Stewart Living Omnimedia Logo]

                                                                   April 3, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Martha Stewart Living Omnimedia, Inc., which will be held at The Equitable Auditorium located at 787 Seventh Avenue, New York, New York, on Thursday, May 9, 2002, at 2:00 p.m., New York time.

     At this year's stockholders meeting, you will be asked to re-elect six directors to our Board of Directors, to approve our Martha Stewart Living Omnimedia, Inc. 2002 Performance-Based Executive Bonus Plan and to ratify our 1999 Stock Incentive Plan. Our Board of Directors unanimously recommends a vote for each of the nominated directors, for the approval of the Martha Stewart Living Omnimedia, Inc. 2002 Performance-Based Executive Bonus Plan and for the ratification of the 1999 Stock Incentive Plan.

     It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, you may vote your shares by using the enclosed proxy card, by telephone or via the internet, as described in the enclosed materials.

     Attendance at the Annual Meeting will be limited to stockholders of record as of the close of business on March 18, 2002, and to invited guests of the company. I look forward to greeting those of you who attend the meeting.

                                          Sincerely,

                                          [Martha Stewart signature]
                                          MARTHA STEWART
                                          Chairman and
                                          Chief Executive Officer

11 West 42nd Street             New York, New York 10036            212.827.8000

                     MARTHA STEWART LIVING OMNIMEDIA, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 2002

To the Stockholders:

     The Annual Meeting of Stockholders of Martha Stewart Living Omnimedia, Inc., a Delaware corporation, will be held at The Equitable Auditorium located at 787 Seventh Avenue, New York, New York, on Thursday, May 9, 2002, at 2:00 p.m., New York time, for the following purposes:

     1. To re-elect six directors to our Board of Directors, each to hold office for a one-year term ending on the date of our next succeeding annual meeting of stockholders or until such director's respective successor shall have been duly elected and qualified;

     2. To consider and act upon a proposal to approve the Martha Stewart Living Omnimedia, Inc. 2002 Performance-Based Executive Bonus Plan;

     3. To consider and act upon a proposal to ratify our 1999 Stock Incentive Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only holders of record of our Class A Common Stock and Class B Common Stock as of the close of business on March 18, 2002, are entitled to notice of, and to vote at, the Annual Meeting. You may examine a list of such stockholders for any purpose germane to the meeting, during the 10-day period preceding the meeting at our offices located at 11 West 42nd Street, New York, New York 10036 during ordinary business hours.

                                          By order of the Board of Directors,

                                          [Greg Blatt signature]
                                          GREGORY R. BLATT
                                          Secretary

New York, New York
April 3, 2002

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE POSTAGE-PAID ENVELOPE PROVIDED. IN THE ALTERNATIVE, SHAREHOLDERS MAY VOTE VIA THE INTERNET OR TELEPHONE AS DESCRIBED IN THE ENCLOSED MATERIALS.

                     MARTHA STEWART LIVING OMNIMEDIA, INC.
                              11 WEST 42ND STREET
                            NEW YORK, NEW YORK 10036

                                PROXY STATEMENT

     In this Proxy Statement, the terms we, us, our, and MSO refer to Martha Stewart Living Omnimedia, Inc., a Delaware corporation, and, unless the context requires otherwise, to Martha Stewart Living Omnimedia LLC ("MSLO LLC"), the legal entity that prior to October 22, 1999, operated many of the businesses we now operate, and their respective subsidiaries.

     This Proxy Statement (first mailed on or about April 3, 2002) is being furnished to holders of our Class A Common Stock and Class B Common Stock in connection with the solicitation of proxies by our Board of Directors (the "Board") for use at our Annual Meeting of Stockholders (the "Annual Meeting") to be held for the purposes described in this Proxy Statement. Each copy of this Proxy Statement mailed to holders of our Class A Common Stock and Class B Common Stock is accompanied by a form of proxy for use at the Annual Meeting.

     At the Annual Meeting, our stockholders will be asked:

     1. To re-elect six directors to our Board, each to hold office for a one-year term ending on the date of our next succeeding annual meeting of stockholders or until such director's respective successor shall have been duly elected and qualified;

     2. To consider and act upon a proposal to approve the Martha Stewart Living Omnimedia, Inc. 2002 Performance-Based Executive Bonus Plan;

     3. To consider and act upon a proposal to ratify our 1999 Stock Incentive Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

DATE, TIME AND PLACE OF MEETING

     The Annual Meeting will be held on Thursday, May 9, 2002, at 2:00 p.m. New York time, at The Equitable Auditorium located at 787 Seventh Avenue, New York, New York.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

     Only holders of record of our Class A Common Stock and Class B Common Stock at the close of business on March 18, 2002 (the "Record Date") are entitled to notice of, and will be entitled to vote at, the Annual Meeting. Each share of our Class A Common Stock entitles its holder to one vote and each share of our Class B Common Stock entitles its holder to ten votes. Holders of our Class A Common Stock and Class B Common Stock will vote together as a single class on all matters to be voted upon at the Annual Meeting. As of the Record Date, there were 18,419,451 shares of Class A Common Stock, and 30,619,375 shares of Class B Common Stock, outstanding. All of our outstanding shares of Class B Common Stock are beneficially owned by Martha Stewart, our Chairman and Chief Executive Officer.

VOTING AND REVOCATION OF PROXIES

     The proxy card accompanying this Proxy Statement is solicited on behalf of our Board for use at the Annual Meeting. You are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to us pursuant to the directions on the card. In the alternative, shareholders may vote via the internet or telephone as indicated on the enclosed materials. All proxies that are properly executed and returned to us and that are not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are indicated, such proxies will be voted FOR the proposals described in this Proxy Statement.

     Our Board does not presently intend to bring any business before the Annual Meeting other than the specific proposals referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. So far as is known to our Board, no other matters are to be brought before the stockholders at the Annual Meeting. If any other business properly comes before the stockholders at the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted on such matters in accordance with the judgment of the persons voting such proxies.

     A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by

     - delivering to Mellon Investor Services LLC a written notice, bearing a date later than that indicated on the proxy, stating that the proxy is revoked;

     - signing and delivering a subsequently dated proxy relating to the same shares prior to the vote at the Annual Meeting; or

     - attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

     You should send any written notice or new proxy card to Martha Stewart Living Omnimedia, Inc. c/o Mellon Investor Services LLC, Overpeck Centre, 85 Challenger Road, Ridgefield, New Jersey 07660. You may request a new proxy card by calling Mellon Investor Services LLC at 1-800-851-9677.

QUORUM AND VOTING REQUIREMENTS

     The required quorum for the transaction of business at our Annual Meeting is a majority of the collective voting power represented by our Class A Common Stock and Class B Common Stock issued and outstanding on the Record Date (the "Total Voting Power"), which shares must be present in person or represented by proxy at the Annual Meeting.

     The election of directors requires a plurality of the votes represented, in person or by proxy, at the Annual Meeting be voted in favor of the proposal, assuming that a quorum is present. Accordingly, the six directorships to be filled at the Annual Meeting will be filled by the six nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld, although counted for purposes of determining whether there is a quorum at the Annual Meeting, will have no effect on the outcome of the vote.

     The affirmative vote of the holders of a majority of the Total Voting Power present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposals 2 and 3. Only votes cast "for" a proposal constitute affirmative votes. Votes of "abstain" or abstentions from voting are counted for quorum purposes but, because they will not be votes cast "for" the particular matter, they will have the same effect as negative votes or votes "against" that matter.

     Since Martha Stewart, our Chairman and Chief Executive Officer, beneficially owns shares representing a majority of the Total Voting Power and is expected to vote her shares in favor of all our Board's proposals, we expect such proposals to be approved, regardless of the vote of any of our other stockholders.

SOLICITATION OF PROXIES AND EXPENSES

     We will bear the costs of the preparation of proxy materials and the solicitation of proxies from our stockholders. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, telegram, letter, facsimile, in person or by other means of communication. Directors, officers and employees will receive no additional compensation for such solicitation. Following the original mailing of the proxies and other soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and to request authority for the exercise of proxies. In such cases, we will, upon the request of the record holders, reimburse such holders for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules. We will not employ the services of an independent proxy solicitor in connection with our Annual Meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

     At the Annual Meeting, a Board of six directors will be elected, to hold office until our next Annual Meeting or until their successors are elected and qualified. Although our management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies that are not revoked will be voted for a substitute designated by the Board. All of the Board's nominees are incumbent directors.

     Background information about the Board's nominees for election is set forth below.

     Martha Stewart, age 60, is the founder of our company and the author of numerous books on the domestic arts, including Entertaining and Martha Stewart's Gardening. Ms. Stewart has served as our Chairman of the Board and Chief Executive Officer since our creation in 1996. Ms. Stewart is the creator of Martha Stewart Living magazine and was its Editor-in-Chief and Editorial Director from 1990 until 1997. Ms. Stewart is a member of the board of directors of Revlon, Inc.

     Arthur C. Martinez, age 62, has served as one of our directors since January 2001. Until December 2000, Mr. Martinez served as Chairman of the board of directors of Sears Roebuck and Co., and was its Chief Executive Officer from August 1995 until October 2000. Mr. Martinez joined Sears, Roebuck and Co. in September 1992 as the Chairman and Chief Executive Officer of Sears Merchandise Group, Sears's former retail arm. From 1990 to 1992, he was Vice Chairman of Saks Fifth Avenue and was a member of Saks Fifth Avenue's board of directors. Mr. Martinez is currently a member of the board of directors of PepsiCo, Inc., Liz Claiborne, Inc. and International Flavors & Fragrances, Inc., and is the Chairman of the Federal Reserve Bank of Chicago.

     Darla D. Moore, age 47, has served as one of our directors since September 2001. Ms. Moore has been a partner of Rainwater, Inc., a private investment firm, since 1994. Prior to that, Ms. Moore was a Managing Director of Chase Bank. Ms. Moore is also a trustee of Magellan Health Services, Inc.

     Sharon L. Patrick, age 59, has served as our President and Chief Operating Officer and as one of our directors since 1997. From 1993 until 1997, Ms. Patrick served as President of The Sharon Patrick Company, a strategic consulting company, and Sharon Patrick and Associates, a new media venture firm, during which time she served as a consultant to Martha Stewart Living. From 1990 until 1993, Ms. Patrick was President and Chief Operating Officer of Rainbow Programming Holdings, the programming company of Cablevision Systems Development. Prior to that, Ms. Patrick was a Principal at McKinsey and Company and the Partner in charge of the Media and Entertainment practice.

     Naomi O. Seligman, age 63, has served as one of our directors since September 1999. Ms. Seligman was a co-founder of Cassius Advisers, an e-commerce consultancy, where she has served as a senior partner since 1999, and is a co-founder of the Research Board, Inc., an information technology research group, where she served as a senior partner from 1975 until 1999. Ms. Seligman currently serves as a director of Akamai Technologies, Inc., The Dun & Bradstreet Corporation, John Wiley & Sons and Sun Microsystems, Inc.

     Jeffrey W. Ubben, age 40, has served as one of our directors since January 2002. Mr. Ubben is the founder and Managing Partner of ValueAct Capital Partners, L.P., an investment partnership. From 1995 to 2000, Mr. Ubben was a Managing Partner of Blum Capital Partners. Prior to that, he was a portfolio manager for Fidelity Investments from 1987 to 1995. Mr. Ubben is also a director of Insurance Auto Auctions, Inc.

     OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES FOR DIRECTOR NAMED ABOVE.

                      MEETINGS AND COMMITTEES OF THE BOARD

     Our Board met five times during 2001 and considered matters in connection with actions taken by unanimous written consent on three additional occasions. All then-incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served.

     Our Board currently has an Audit Committee and a Compensation and Management Development Committee. It does not currently have a Nominating Committee.

AUDIT COMMITTEE

     Our Audit Committee currently consists of Mr. Martinez, who serves as its chairman, and Ms. Moore and Ms. Seligman. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing: (1) our financial reports; (2) our systems of internal controls regarding finance and accounting that management and the Board have established; and (3) our accounting and financial reporting processes generally. Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, our policies, procedures and practices at all levels. In fulfilling these responsibilities, the Audit Committee is authorized to, among other things:

     - review our annual and quarterly financial statements and discuss with management and the independent auditors the financial statements included in our annual report;

     - recommend annually to the Board the appointment of our independent public accountants, considering auditor independence and effectiveness;

     - review on a periodic basis written reports from the independent auditors regarding their independence, discuss such reports with the auditors, consider the compatibility of any non-audit services with their independence, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the continued independence of the auditors;

     - review the fees and other compensation to be paid to our independent auditors and establish guidelines for the retention of the independent auditor for any non-audit service;

     - discuss and review in advance the scope and staffing of our annual audit and review the results thereof with our independent public accountants;

     - review with our independent public accountants and independently with management the integrity of our internal and external financial reporting processes and the quality and acceptability of our accounting policies;

     - review with management and auditors the effect of regulatory and accounting initiatives on our financial statements as well as any off-balance sheet structures utilized by us;

     - meet periodically with management to review our major financial risk exposures and the steps management has taken (or intends to take) to monitor and control such expenditures;

     - review and, if appropriate, update the Audit Committee charter, at least annually; and

     - prepare the report required by the Securities and Exchange Commission to be included in this Proxy Statement under the caption, "REPORT OF THE AUDIT COMMITTEE."

     The Audit Committee met five times during 2001. The Audit Committee operates pursuant to a charter that was last amended and restated by our Board on February 15, 2002, a copy of which is attached to this Proxy Statement as Annex A. The Board, in its business judgment, has determined that all members of the Audit Committee are "independent", as required by applicable listing standards of the New York Stock Exchange.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

     Our Compensation and Management Development Committee (the "Compensation Committee") currently consists of Mr. Martinez and Mr. Ubben. The primary function of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities in the areas of compensation and management development. Consistent with these responsibilities, the Compensation Committee is authorized to, among other things:

     - periodically review our compensation policies and programs to endeavor to ensure they best facilitate our objective of maximizing shareholder value;

     - approve increases and decreases in base salaries and bonus targets for the Chief Executive Officer, the President and Chief Operating Officer and our other executive officers;

     - approve the material terms of employment, severance and change-of-control agreements for our executive officers;

     - approve bonus pools for executive and non-executive level employees under our bonus programs and bonus awards for our executive officers;

     - approve the adoption of new compensation and equity plans, and approve amendments and modifications to our compensation and equity incentive plans, subject in each case to any required stockholder approvals;

     - administer our compensation and equity incentive plans;

     - approve equity-based grants under our equity incentive plans;

     - periodically review our executive level organizational structure, hiring practices, and succession planning; and

     - prepare the report required by the Securities and Exchange Commission to be included in this Proxy Statement under the caption, "COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

     The Compensation Committee met three times during 2001 and considered matters in connection with actions taken by unanimous written consent on two additional occasions.

                       COMPENSATION OF OUTSIDE DIRECTORS

     We pay our non-employee directors an annual retainer of $20,000 for serving on our Board, payable quarterly in equal installments. These directors each also receive a meeting fee of $1,000 for each in-person meeting of our Board that they attend and a fee of $500 for each committee or telephonic Board meeting in which they participate. The chairman of a Board committee receives an additional annual retainer of $5,000. Twenty-five percent of a director's fees are paid in shares of our Class A Common Stock, and the remaining 75% of such fees may be paid either in such shares or in cash, at the election of the director, under our Non-Employee Director Stock and Option Compensation Plan described below. All directors receive reimbursement of expenses incurred in connection with participation in our Board and Board committee meetings. Directors who also are our employees do not receive additional compensation for their services as a director.

THE NON-EMPLOYEE DIRECTOR STOCK AND OPTION COMPENSATION PLAN

     The purpose of this plan is to align the interests of our non-employee directors and our stockholders and to attract and retain highly qualified individuals to serve as directors. The plan authorizes issuance of 300,000 shares of our Class A Common Stock.

COMMON STOCK

     Each non-employee director receives 25% of his or her annual retainer and meeting fees in shares of Class A Common Stock. In addition, non-employee directors may make an annual election to receive shares of Class A Common Stock in lieu of all, or a portion, of such director's remaining fees, in 25% increments. The number of shares of Class A Common Stock granted to a director is equal to the fees payable in equity to the director, divided by the fair market value of a share on the last business day of the period for which payment is being made. We round the number of shares granted to the director down to the nearest whole share and pay cash for the value of any fractional share. Each director may defer the receipt of his or her cash payments into an interest-bearing cash account and/or his or her elected or mandatory shares of Class A Common Stock into a share account which will be credited with additional shares having a value equal to the dividends that would be paid on the shares credited to the share account, if they were outstanding. When the director leaves our Board or, if earlier, upon a change of control, the amount of cash in his or her cash account, plus a number of shares of Class A Common Stock equal to the number of shares in his or her share account, will be delivered to the director, with cash being paid in lieu of any fractional shares.

OPTIONS

     Each eligible new director is granted options to purchase 5,000 shares of Class A Common Stock upon being elected or appointed to our Board. The exercise price for all options is 100% of the fair market value of a share of Class A Common Stock on the date of grant. Additionally, after each annual meeting of stockholders, a continuing director is granted options to purchase 2,000 shares of Class A Common Stock.

     Each option vests and becomes exercisable on the first anniversary of the date of grant, if the director remains a member of our Board at that time. Each vested option will terminate one year after the director's service on our Board ceases for any reason, other than for cause. If a director is removed for cause, all vested and unvested options will be forfeited. However, the options will expire no later than the tenth anniversary of the date of grant. Any unvested options will terminate and be canceled as of the date a director's service on our Board ceases for any reason. All options become fully vested and exercisable upon a change in control.

     The foregoing plan summary is subject in all respects to the plan itself, a copy of which is on file with the SEC as an exhibit to our Annual Report on Form 10-K.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     Background information about our executive officers who are not nominees for election as director is set forth below.

     Gael Towey, age 50, has served as our Senior Executive Vice President and Creative Director since January 2001, and prior to that time as our Executive Vice President, Art and Style and Creative Director since February 1997. Prior to that, Ms. Towey worked for Martha Stewart Living as the Design Director from 1996 to 1997, and as Art Director from 1990 to 1996. Ms. Towey also has an additional 15 years of experience in the publishing industry, including with House & Garden magazine, Clarkson N. Potter and Viking Press, Inc.

     Gregory R. Blatt, age 33, has served as our Executive Vice President, Business Affairs and General Counsel since January 2001. Previously, he served as our Executive Vice President and General Counsel from September 1999 until January 2001, and as our Senior Vice President, General Counsel between May and September 1999. Prior to that, Mr. Blatt was an associate with Grubman Indursky & Schindler, P.C., the New York entertainment and media law firm, from 1997 to May 1999, and prior to that was an associate at Wachtell, Lipton, Rosen & Katz, the New York law firm. Mr. Blatt has served as our corporate secretary since 1999.

     Dora Braschi Cardinale, age 45, has served as our Executive Vice President, Print Production since May 1999 and prior to that as our Senior Vice President, Print Production from 1997 until 1999. Previously, Ms. Cardinale served as Production Director of Martha Stewart Living from 1992 until 1997. Ms. Cardinale has an additional 15 years of experience in the publishing industry, including positions with Art & Antiques, Geo, Viva and Omni magazines.

     James Follo, age 42, has served as our Executive Vice President, Chief Financial Officer since March 2001. Prior to that, he served as our Senior Vice President, Finance and Controller from March 1999 to March 2001 and, previously, as our Vice President, Finance and Controller from July 1998. Prior to that, Mr. Follo held various financial positions at General Media International, Inc., a magazine publisher, from 1994 to July 1998, most recently as Vice President, Chief Financial Officer and Treasurer.

     Shelley S. Nandkeolyar, age 44, has served as our Executive Vice President, President, Internet/Direct Commerce since February 2002. Prior to that, he served as Vice President, eCommerce Division at Williams-Sonoma, Inc. from May 1999 to January 2002 where he oversaw the start-up and development of the eCommerce/Internet businesses for Williams-Sonoma, Pottery Barn and Pottery Barn Kids. From May 1998 until May 1999, Mr. Nandkeolyar served as Director of Customer Relations for Levi Strauss & Co (Canada), Inc. He has a total of over 20 years experience in marketing, advertising, general management and brand building, including positions with DDB Needham, Leo Burnett, Lintas Advertising, Proctor & Gamble and American Home Products.

     Margaret Roach, age 47, has served as our Executive Vice President, Editor-in-Chief since February 2002. From March 2001 until February 2002, Ms. Roach was Executive Vice President, Internet/Direct Commerce. Prior to that, she was Senior Vice President, Internet Production and Operations from October 2000 to March 2001. From January 1, 2000 to October 2000, she was our Senior Vice President, Garden Editor. From 1998 until 1999, she served as our Vice President, Gardening. From 1995 to 1998, Ms. Roach was Garden Editor of Martha Stewart Living, and a contributing editor for Martha Stewart Living from 1993 to 1994. Ms. Roach was Fashion and Garden Editor of New York Newsday from 1985 to 1995, and also has an additional 10 years of experience in the publishing business, including with The New York Times. Ms. Roach won the 1998 Best Written Book Of The Year award from the Garden Writers of America for A Way to Garden.

     Suzanne Sobel, age 45, has served as our Executive Vice President, Advertising Sales since January 1999 and as our Senior Vice President, Advertising Sales & Marketing during 1998. Additionally, Ms. Sobel has served as Publisher of Martha Stewart Living since 1997 and as its Associate Publisher from 1996 to 1997. Prior to that, Ms. Sobel served as our Advertising Director from 1995 to 1996, as New York Advertising Sales Manager from 1993 to 1995 and as Advertising Sales Manager from 1991 to 1993. Ms. Sobel has an additional 14 years of experience in advertising sales, including with Town & Country magazine, Bob Bernbach & Associates and Ogilvy & Mather.

     Lauren Stanich, age 40, has served as our Executive Vice President, President, Publishing since October 2000, and prior to that as our Executive Vice President, Consumer Marketing from January 1999 until October 2000, and as our Senior Vice President, Consumer Marketing from 1997 until 1999. Ms. Stanich worked as our Consumer Marketing Director and Book Publisher from 1995 to 1997, and as Consumer Marketing Director for Martha Stewart Living from 1991 to 1995. Ms. Stanich has an additional seven years of experience in marketing and publishing with Time Warner.

                             EXECUTIVE COMPENSATION

GENERAL

     The following table sets forth certain information pertaining to compensation of our Chief Executive Officer and our four other most highly compensated executive officers for 2001 (the "Named Executives"). The following table presents information concerning total compensation earned by the Named Executives for services rendered to us during 1999, 2000 and 2001.

                                       ANNUAL COMPENSATION            LONG TERM COMPENSATION
                               -----------------------------------   -------------------------
                                                                     SECURITIES
                                                                     UNDERLYING       LTIP        ALL OTHER
                                              SALARY       BONUS       OPTION      PAYMENTS(1)   COMPENSATION
                               FISCAL YEAR      ($)         ($)      AWARDS(#)         ($)           ($)
                               -----------   ---------   ---------   ----------    -----------   ------------
Martha Stewart...............     2001         900,000   1,156,666         --            --        647,737(2)
  Chairman and Chief              2000         900,000   1,770,000    150,000(3)         --          2,322(4)
  Executive Officer               1999       1,055,044     300,000         --            --          2,270(4)

Sharon Patrick...............     2001         700,000     280,000    130,000(3)         --          2,322(4)
  President and Chief             2000         580,288     696,400    152,000(3)         --          2,322(4)
  Operating Officer               1999         580,288     696,400    362,022(3)     11,000          3,524(4)

Gael Towey...................     2001         387,498     135,800     38,000(3)         --          5,946(5)
  Executive Vice President,       2000         375,000     337,500     38,000(3)         --         49,181(6)
  Creative Director               1999         375,000     337,500    333,333(3)     11,000         49,440(6)

Suzanne Sobel................     2001         310,411     108,850     38,000(3)         --          5,910(5)
  Executive Vice President,       2000         269,219     289,700     38,000(3)         --          5,910(5)
  Advertising Sales               1999         259,312     240,700    178,553        11,000          5,806(5)

James Follo..................     2001         301,731      97,500    118,000(3)         --          5,618(5)
  Executive Vice President,       2000         215,000      96,800     16,000(3)         --          5,556(5)
  Chief Financial Officer         1999         185,868      83,500    140,000(3)         --          5,483(5)

---------------
(1) Payments made in connection with our Phantom Performance Unit Plan, which has now been terminated.

(2) Represents $3,564 paid by us on Ms. Stewart's behalf pursuant to a group term life policy, as well as a reportable benefit to Ms. Stewart of $644,173 relating to premiums paid by us pursuant to a split-dollar arrangement between Ms. Stewart, a partnership controlled by her and MSO. As required by the Securities and Exchange Commission, the reported split-dollar benefit reflects the economic benefit Ms. Stewart would have received if we had loaned her the amount of the insurance premium on an interest-free basis through the date we expect the premium to be repaid to us or, if earlier, the date on which interest would begin to accrue for our benefit on such amount. See "CERTAIN RELATIONSHIPS AND RELATED PARTY
    TRANSACTIONS -- Agreements with Ms. Stewart."

(3) Options granted pursuant to the 1999 Stock Incentive Plan.

(4) Represents the value of life insurance premiums paid by us on behalf of the executive.

(5) Consists of payments of life insurance premiums on the executive's behalf and matching contributions to the executive's 401(k) account.

(6) Consists of $43,121 payable under Time Inc.'s Phantom Equity Plan, for which Time Inc. reimbursed us, life insurance premiums paid by us on Ms. Towey's behalf, and matching contributions made by us to Ms. Towey's 401(k) account.

OPTION GRANTS

     The following table presents information with respect to options to purchase our Class A Common Stock granted to our Named Executives during the year ended December 31, 2001.

                            OPTIONS GRANTED IN 2001

                                             INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                       -------------------------------------------------------------   AT ASSUMED ANNUAL RATES
                       NUMBER OF      PERCENT OF                                            OF STOCK PRICE
                       SECURITIES    TOTAL OPTIONS                                           APPRECIATION
                       UNDERLYING     GRANTED TO                                        FOR OPTION TERM($)(1)
                        OPTIONS      EMPLOYEES IN    EXERCISE OR                      --------------------------
NAME                   GRANTED(#)     FISCAL YEAR    BASE PRICE     EXPIRATION DATE       5%            10%
----                   ----------    -------------   -----------   -----------------  -----------   ------------
Martha Stewart.......         --           --              --                     --          --             --
Sharon Patrick.......    130,000(2)       4.9%         $18.90       December 9, 2011   1,545,194      3,915,825
Gael Towey...........     38,000(2)       1.4%         $15.57          April 9, 2011     372,092        942,954
Suzanne Sobel........     38,000(2)       1.4%         $15.57          April 9, 2011     372,092        942,954
Jim Follo............    118,000(2)       4.5%         $15.57          April 9, 2011   1,155,443      2,928,119

---------------
(1) Potential realizable value is reported net of the option exercise price, but before taxes associated with exercise. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of our Class A Common Stock, as well as on the option holder's continued employment through applicable vesting periods. The amounts reflected in this table may not necessarily be achieved.

(2) Options granted pursuant to the 1999 Stock Incentive Plan. Grants made in 2001 are not necessarily indicative of the levels of future grants under the plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The table below presents information concerning the exercise of stock options by the Named Executives during the year ended December 31, 2001 and the fiscal year-end value of all their unexercised options.

 AGGREGATED OPTION EXERCISES IN 2001 AND OPTION VALUES AS OF DECEMBER 31, 2001

                                                           NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                           SHARES                         OPTIONS AT 12/31/01(#)            AT 12/31/01($)(1)
                         ACQUIRED ON       VALUE       ----------------------------    ----------------------------
NAME                     EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                     -----------    -----------    -----------    -------------    -----------    -------------
Martha Stewart.......          --              --         37,500(2)      112,500(2)             0               0
Sharon Patrick.......          --              --        273,173(3)      349,173(4)       913,568       1,023,768
Gael Towey...........          --              --        520,948(5)      233,167(2)     5,478,570          74,765
Suzanne Sobel........      13,059         278,287        111,835(6)      181,895(7)       220,760         488,735
James Follo..........          --              --         64,000(2)      210,000(2)         5,800         121,240

---------------
(1) Calculated using the closing price of a share of our Class A Common Stock on December 31, 2001, $16.45.

(2) Consists of options to acquire shares of Class A Common Stock granted under the 1999 Stock Incentive Plan.

(3) Consists of options to acquire 54,162 shares of Class A Common Stock granted under the Martha Stewart Living Omnimedia LLC Nonqualified Class A LLC Unit / Stock Option Plan (the "1997 Plan"), and options to acquire 219,011 shares granted under the 1999 Stock Incentive Plan.

(4) Consists of options to acquire 54,162 shares of Class A Common Stock granted under the 1997 Plan, and options to acquire 295,011 shares granted under the 1999 Stock Incentive Plan.

(5) Consists of options to acquire 344,782 shares of Class A Common Stock granted under the 1997 Plan, and options to acquire 176,166 shares granted under the 1999 Stock Incentive Plan.

(6) Consists of options to acquire 13,059 shares of Class A Common Stock granted under the 1997 Plan, and options to acquire 98,776 shares granted under the 1999 Stock Incentive Plan.

(7) Consists of options to acquire 26,118 shares of Class A Common Stock granted under the 1997 Plan, and options to acquire 155,777 shares granted under the 1999 Stock Incentive Plan.

PENSION PLAN

     Our subsidiary, Martha Stewart, Inc., sponsors The Martha Stewart, Inc. Defined Benefit Pension Plan. The plan was frozen as of June 26, 1995, and no benefits have accrued since that date. Ms. Stewart is the only Named Executive who participated in the plan during 2001. If Ms. Stewart had begun to receive benefits at year-end 2001, her annual straight life annuity would have been $61,541. On February 26, 2002, Ms. Stewart received a lump sum payment from the plan equal to the present value of her accrued retirement benefit under the plan, thereby terminating her plan participation.

               PROPOSAL 2: APPROVAL OF THE MARTHA STEWART LIVING
          OMNIMEDIA, INC. 2002 PERFORMANCE-BASED EXECUTIVE BONUS PLAN

     On March 25, 2002, our Compensation Committee adopted the Martha Stewart Living Omnimedia, Inc. 2002 Performance-Based Executive Bonus Plan (the "Bonus Plan"). The Bonus Plan's aim is to attract and retain key executive officers of the Company and to compensate such officers based on performance goals consisting of achievement of the objective measures set forth below, including earnings per share targets, revenue targets and cash flow targets, in each case for MSO and its consolidated subsidiaries.

     The Bonus Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) precludes us from taking a tax deduction for individual compensation in excess of $1 million to each of our five most highly compensated employees. There are, however, certain exceptions to this limitation, specifically for compensation that is performance-based within the meaning of Section 162(m) and approved by the stockholders.

     Pursuant to a transition rule in the regulations promulgated under Section 162(m) that applies to companies, such as MSO, that become subject to Section 162(m) by reason of becoming publicly held, our compensation payments have historically been deductible to us. Our stockholders are being requested to approve the Bonus Plan in order to permit us to deduct for federal income tax purposes all of the compensation paid under the Bonus Plan to our five most highly compensated employees.

     In order to qualify the Bonus Plan under Section 162(m) and maximize the deductibility to us of bonus payments made to executive officers, our Board and Compensation Committee directed that the Bonus Plan be submitted to our stockholders for their approval at the 2002 Annual Meeting. If our stockholders do not approve the Bonus Plan, bonus payments will not be made under the Bonus Plan.

     A summary of the essential features of the Bonus Plan is set forth below and a copy of the Bonus Plan is attached as Annex B to this Proxy Statement.

     The Bonus Plan will be approved upon a majority of the Total Voting Power duly represented at the Annual Meeting being cast in favor of the proposal.

     OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MARTHA STEWART LIVING OMNIMEDIA, INC. 2002 PERFORMANCE-BASED EXECUTIVE BONUS PLAN.

THE MARTHA STEWART LIVING OMNIMEDIA, INC. 2002 PERFORMANCE-BASED EXECUTIVE BONUS PLAN

PURPOSE

     The purpose of the Bonus Plan is to increase shareholder value and our success by motivating our key executives to perform to the best of their abilities and achieve our objectives. The Bonus Plan's goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to our performance. The Bonus Plan is intended to permit the grant of awards that qualify as performance-based compensation under Section 162(m).

ADMINISTRATION BY THE COMPENSATION COMMITTEE

     The Bonus Plan will be administered by the Compensation Committee, which shall consist of at least two members of the Board, each of whom will qualify as an "outside director" within the meaning of Section 162(m).

COVERED INDIVIDUALS

     Participants in the Bonus Plan for any performance period (a fiscal year, unless otherwise designated) are chosen solely at the discretion of the Compensation Committee, but may include any of our executives. No person is automatically entitled to participate in the Bonus Plan in any plan year.

AMOUNT AND PAYMENT OF BONUS

     The Compensation Committee shall establish, at its discretion, the performance goals for each participant in any given performance period. The performance goals for any award applicable to a participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) earnings per share, (b) individual objectives, (c) net income, (d) operating cash flow, (e) operating income, (f) return on assets, (g) return on equity, (h) return on sales, (i) revenue, and (j) total shareholder return. Our Compensation Committee may establish, in its sole discretion, additional measures to be used in determining the performance goals for any award applicable to a participant. The performance goals may differ from participant to participant and from award to award. The performance goals and the maximum award permissible for each participant shall be set forth in writing. No participant will receive more than $2.1 million under the Bonus Plan with respect to any fiscal year.

     A participant's bonus payment is determined based on whether the specified performance objectives for the performance period were met. Annual bonus payments are made in cash (or its equivalent) following determination of the amount of the bonus. The Compensation Committee shall certify in writing that all performance goals are met or exceeded prior to the payment of any bonus amounts under the Bonus Plan. The Compensation Committee retains the discretion to reduce awards otherwise payable under the Bonus Plan.

ESTIMATE OF BENEFITS

     Due to the fact that the performance criteria under the Bonus Plan relate to measurements that are only determinable at the end of fiscal year 2002, the amounts that will be paid pursuant to the Bonus Plan in 2002, or that would have been paid in 2001 had the Bonus Plan been in effect during the last fiscal year, are not determinable.

AMENDMENT AND TERMINATION

     The Board or the Compensation Committee, in their sole discretion, may terminate the Bonus Plan, in whole or in part, and may amend the Bonus Plan from time to time.

FEDERAL INCOME TAX CONSEQUENCES

     Under present federal income tax law, participants will realize ordinary income equal to the amount of the award received in the year of receipt. We will receive a deduction for the amount constituting ordinary income to the participant, provided that the Bonus Plan satisfies the requirements of Section 162(m). It is our intention that the Bonus Plan be adopted and administered in a manner that maximizes the deductibility of compensation for us under Section 162(m).

                           EQUITY COMPENSATION PLANS

PROPOSAL 3: RATIFICATION OF THE 1999 STOCK INCENTIVE PLAN

     The 1999 Stock Incentive Plan is designed to promote our success and enhance our value by linking the interests of our officers and employees to those of our stockholders and by providing participants with an incentive for outstanding performance. This plan is further intended to provide flexibility in our ability to motivate, attract and retain employees upon whose judgment, interest and special efforts our business is largely dependent.

     Section 162(m) prohibits the deduction of compensation to certain individuals in excess of $1 million annually unless certain criteria are met. There are, however, certain exceptions to this limitation, specifically for compensation that is performance-based within the meaning of Section 162(m) and approved by the stockholders.

     Pursuant to a transition rule in the regulations promulgated under Section 162(m) that applies to companies, such as MSO, that become subject to Section 162(m) by reason of becoming publicly held, compensation resulting from option grants made to date has been and will continue to be deductible by us. In order to maximize the deductibility by us of compensation realized from future option awards, the Board and our Compensation Committee directed that the 1999 Stock Incentive Plan be submitted to our stockholders for their ratification at the 2002 Annual Meeting. If the 1999 Stock Incentive Plan is not so ratified, no further grants will be made under the plan following the expiration of our transitional exemption from Section 162(m).

     A summary of the plan and the grants made under it in 2001 are set forth below and a copy of the plan is attached as Annex C to this Proxy Statement.

     The 1999 Stock Incentive Plan will be ratified upon a majority of the Total Voting Power duly represented at the Annual Meeting being cast in favor of this proposal.

     OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE 1999 STOCK INCENTIVE PLAN

THE 1999 STOCK INCENTIVE PLAN

GENERAL

     The plan is administered by the Compensation Committee and their designees and provides for the grant of non-qualified and incentive stock options and other types of equity-based awards. Our executives, employees and consultants, as well as those of any subsidiaries, are eligible to receive awards under the plan. Our non-employee directors are not eligible to participate. As of March 8, 2002, we had 612 employees.

     The plan provides that the maximum number of shares of Class A Common Stock available for grant under the plan is 10,000,000. No participant may be granted stock options or stock appreciation rights (without relationship to stock options) covering in excess of 1,000,000 shares of Class A Common Stock in any calendar year.

OPTIONS

     The term of options granted under the plan may not exceed 10 years. Unless otherwise determined by our Compensation Committee, options granted under the plan vest ratably on each of the first four anniversaries of the grant date and have an exercise price equal to the fair market value of the Class A Common Stock on the date of grant.

     A participant exercising an option may pay the exercise price in cash or, if approved by our Compensation Committee, with previously acquired shares of our Class A Common Stock or in a combination of cash and stock. Our Compensation Committee, in its discretion, may allow the cashless exercise of options.

     Options are nontransferable other than by will or the laws of descent and distribution or, at the discretion of our Compensation Committee, by a written beneficiary designation and, in the case of a nonqualified option, by a gift to members of the holder's immediate family. The gift may be made directly or indirectly or by means of a trust or partnership or limited liability company and, during the participant's lifetime, may be exercised only by the participant, any such permitted transferee or a guardian, legal representative or beneficiary.

     As of March 18, 2002, we had outstanding options to purchase 8,078,383 shares of Class A Common Stock under this plan. All grants under this plan have been made at an exercise price equal to the fair market value of our common stock at the time of the grant. We have only granted non-qualified options under this plan.

OTHER AWARDS

     A stock appreciation right, or SAR, permits a participant to receive cash or shares of our Class A Common Stock, or a combination thereof, as determined by our Compensation Committee. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share of our Class A Common Stock on the date of exercise over the SAR exercise price, multiplied by the number of shares with respect to which the SAR is exercised. Restricted stock may be granted subject to performance or service-based goals upon which restrictions will lapse. Performance units or restricted units may be granted subject to performance goals and/or service-based restrictions, and will be payable in cash or shares of Class A Common Stock or a combination as determined by our Compensation Committee. Dividend and interest equivalents with respect to awards and other awards based on the value of Class A Common Stock may also be granted. As of March 18, 2002, only nonqualified stock options had been granted under the plan.

CHANGE IN CONTROL

     In the event of a "Change in Control", any option that is not then exercisable and vested will become fully exercisable and vested, restrictions on restricted stock will lapse and performance units will be deemed earned.

     Change in Control under the plan generally means

     - the acquisition of an amount of our common stock greater than the amount held, directly or indirectly, by Ms. Stewart and representing at least 30% of the outstanding common stock or voting securities

     - a change in the majority of the members of the Board, unless approved by the incumbent directors or Ms. Stewart

     - the completion of a merger involving MSO in which, among other things, our stockholders do not retain more than 50% of the common stock and voting power, or

     - approval by our stockholders of a liquidation, dissolution or sale of substantially all of our assets.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTION GRANTS

     Nonqualified Stock Options. Under federal income tax law as currently in effect, the grant of a nonqualified stock option will not be a taxable event for the recipient nor a deductible event for us. Upon the exercise of a nonqualified stock option, the option holder will realize ordinary compensation income measured by the excess of the fair market value of the acquired shares of our Class A Common Stock at the time of exercise over the exercise price, and we are generally entitled to a deduction in a corresponding amount. If an option holder pays the exercise price in cash, the holder's basis in the shares for determining future gain or loss is the sum of the exercise price and the compensation income realized upon exercise. If the holder pays the exercise price, in full or in part, with previously acquired shares of our Class A Common Stock ("Payment Shares"), a number of shares of our Class A Common Stock resulting from the exercise that is equal to the number of Payment Shares will have the same basis and holding period as the Payment Shares, and the shares of Class A Common Stock resulting from the exercise in excess of the number of Payment Shares will have a basis equal to the fair market value of the additional shares on the exercise date. The holding period of such additional shares will begin on the date of exercise. When a stockholder sells or otherwise disposes of the shares acquired by exercise of a nonqualified option, the stockholder will generally have taxable gain or loss equal to the excess of the amount realized in the sale or disposition over the stockholder's basis in the shares, which will be a long-term or short-term capital gain or loss depending upon the stockholder's holding period for the shares.

     Incentive Stock Options. Generally, an option holder will not recognize any taxable income, and we will not be allowed a tax deduction, upon the granting of an incentive stock option. Upon the exercise of an incentive stock option, the holder will generally not realize ordinary taxable income and we will not be allowed a tax deduction, as long as the holder is employed with us or a participating subsidiary from the time of the grant through the date three months before the incentive stock option was exercised. If the foregoing requirement is not met, the exercise of an incentive stock option is treated in the same manner as the exercise of a nonqualified stock option. In addition, the excess of the fair market value at exercise of the resulting shares over the exercise price will be an item of tax preference for purposes of determining the alternative minimum tax.

     If an option holder holds the shares acquired by exercise of the incentive stock option for a period of at least two years from the date of grant and one year from the exercise date, any gain or loss recognized will be long-term capital gain or loss, and we will not be entitled to any deduction upon subsequent sale or other disposition of the shares. The basis for the shares acquired by exercising an incentive stock option equals the exercise price, and the holding period for the shares begins on the day after the date the shares are received. If the option holder disposes of the shares acquired by exercise of an incentive stock option before the end of either of the two-year or one-year holding periods described above, the holder will recognize ordinary compensation income, and we will be entitled to a corresponding deduction equal to the excess of the amount realized in the disposition or, if less, the fair market value of the shares at the time the option was exercised, over the exercise price. Any further gain or loss on the disposition generally will be a capital gain or loss.

     Generally, payment of the incentive stock option price, in full or in part, with Payment Shares will not affect the treatment of the exercise. Except as noted below, no gain or loss will be recognized with respect to the Payment Shares, and shares received by the option holder equal in number to the Payment Shares will have the same basis and holding period as such Payment Shares. Shares received by an option holder in excess of the number of Payment Shares will have a basis equal to any cash paid upon exercise and will have a holding period which will commence on the exercise date. If a holder pays the exercise price by using shares of our common stock acquired upon an earlier exercise of an incentive stock option, the delivery of these Payment Shares to us will be considered a disposition of the shares for the purpose of determining whether a disqualifying disposition has occurred.

AMENDMENTS

     Our Board may at any time amend or terminate the plan and may amend the terms of any outstanding option or other award, except that no termination or amendment may impair the rights of the participants as they relate to outstanding options or awards. However, no such amendment to the plan will be made without the approval of our stockholders to the extent such approval is required by law or stock exchange rule.

     The foregoing plan summary is subject in all respects to the plan itself, a copy of which is on file with the SEC as an exhibit to our Annual Report on Form 10-K.

OPTION GRANTS UNDER THE PLAN IN 2001

     Since the benefits or amounts that will be received by or allocated to our executive officers, directors and non-executive officer employees in 2002 are not determinable at this time, the table below sets forth the benefits granted under the plan to such individuals and groups during 2001 and the value of such benefits.

                                                                 DOLLAR         NUMBER OF
NAME AND POSITION                                             VALUE ($)(1)    OPTIONS (#)(2)
-----------------                                             ------------    --------------
Martha Stewart, Chairman and Chief Executive Officer........          --               --
Sharon Patrick, President and Chief Operating Officer.......           0          130,000
Gael Towey, Senior Executive Vice President, Creative
  Director..................................................      33,440           38,000
Suzanne Sobel, Executive Vice President, Advertising
  Sales.....................................................      33,440           38,000
James Follo, Executive Vice President, Chief Financial
  Officer...................................................     103,840          118,000
All current executive officers as a group(3)................     170,640          324,000
All current directors as a group............................           0(4)       130,000(4)
All current employees as a group other than executive
  officers..................................................   1,472,834        1,908,600

---------------

(1) Because options are granted with an exercise price equal to the fair market value of the underlying shares at the time of grant, the options have no readily identifiable value at such time, and the value of such options thereafter fluctuates with that of our stock price. However, we have set forth the value of such options as of December 31, 2001, as measured by the difference between the exercise price of the options and $16.45, the closing price of our Class A Common Stock on The New York Stock Exchange on that day.

(2) Grants made in 2001 are not necessarily indicative of the levels of future grants under the plan.

(3) Includes the Named Executives listed individually above.

(4) Consists solely of options granted in 2001 to Ms. Patrick and the value of such options as of December 31, 2001. Non-employee directors are ineligible to participate in the plan.

MSLO LLC NONQUALIFIED CLASS A LLC UNIT/STOCK OPTION PLAN

     We adopted and made grants under the MSLO LLC Nonqualified Class A LLC Unit/Stock Option Plan in November 1997. In connection with our initial public offering, the 509,841 LLC unit options then outstanding were converted into options to purchase 1,997,374 shares of our Class A Common Stock. Options granted under the 1997 Plan generally vest pursuant to the following schedule:
10% at December 31, 1998 and December 31, 1999, 20% at December 31, 2000 and December 31, 2001, and 40% on December 31, 2002. Each option expires 10 years after the date of grant, subject to earlier termination upon termination of employment. Options granted under the plan are not assignable or transferable by the optionee, other than by will or the laws of descent and distribution. Upon a Change in Control, as defined in the plan, each outstanding option will become immediately and fully exercisable, and will either remain exercisable under the terms of the plan or be terminated upon no less than 30 days' written notice. No additional options may be granted under this plan.

     In connection with the plan, Ms. Stewart periodically returns to us a number of shares of our common stock beneficially owned by her, corresponding, on a net treasury basis, to the number of option exercises under this plan during the relevant period. Under the net treasury method, we subtract from the number of shares resulting from each option exercise the number of shares we could purchase, at the then-current market price, with the option proceeds from such exercise. Ms. Stewart returns to us a number of shares of our common stock equal to the sum of the results of these calculations for the relevant period. Accordingly, options outstanding under the plan are not dilutive.

     The foregoing plan summary is subject in all respects to the plan itself, a copy of which is on file with the SEC as an exhibit to our Annual Report on Form 10-K.

                            EMPLOYMENT ARRANGEMENTS

EMPLOYMENT AGREEMENT WITH MARTHA STEWART

     Prior to completion of our initial public offering, we entered into an employment agreement with Ms. Stewart. The employment agreement replaced an existing agreement between us and Ms. Stewart. The employment agreement provides for Ms. Stewart's employment as our Chairman of the Board and Chief Executive Officer through October 22, 2004. Under the employment agreement, Ms. Stewart receives an annual base salary of $900,000 and annual bonus payments based upon our performance, with a guaranteed annual bonus of $300,000. Our Compensation Committee determines the relevant performance goals, which include targets based on our profitability as well as other performance measures, and the amount of the bonus payment.

     During the employment period, Ms. Stewart receives employee benefits no less favorable than those provided to our other executive officers and receives perquisites and fringe benefits consistent with past practice.

     The employment agreement provides that if Ms. Stewart resigns with Good Reason or if we terminate her employment other than for Cause or disability, then she will be entitled to receive an immediate lump sum cash payment equal to the sum of:

     - accrued, but unpaid, base salary and vacation through the date of termination;

     - three times her annual base salary; and

     - the higher of $5,000,000 or three times the highest annual bonus paid for any fiscal year during the employment period.

     She will also receive continued welfare benefits and perquisites for the longer of three years and the remainder of the employment period. If Ms. Stewart's employment is terminated due to disability, or in the event of death, Ms. Stewart or her estate will receive continued payments of the base salary for the remainder of the scheduled term of the employment agreement less any disability benefits. If Ms. Stewart's employment is terminated for any other reason, she will be entitled to receive her accrued, but unpaid, base salary and vacation through the date of termination.

     Under the employment agreement, Good Reason generally means the occurrence of any of the following events without Ms. Stewart's written consent:

     - an assignment of duties or responsibilities, or a change in title or authority, inconsistent with her position as Chairman and Chief Executive Officer;

     - any failure by us to comply with the employment agreement's compensation provisions;

     - a requirement for Ms. Stewart to relocate;

     - the failure of a successor entity to assume the employment agreement; or

     - any other material breach of the employment agreement.

     Cause, for purposes of the employment agreement, means:

     - Ms. Stewart's willful and continued failure to perform her duties after written notice from our Board specifying the actions to be performed, unless such failure is due to her good faith belief that to take such action would be materially harmful to us; or

     - Ms. Stewart's conviction of a felony or willful gross misconduct, which in either case results in material and demonstrable damage to our business or reputation.

     Under the employment agreement, Ms. Stewart cannot compete with us, or solicit our employees, during her term of employment. In addition, if Ms. Stewart terminates employment without Good Reason during the employment period or is terminated by us for Cause, the noncompetition and nonsolicitation restrictions continue for 12 months after the termination of employment.

SEVERANCE AGREEMENT WITH SHARON PATRICK

     In September 1999, we entered into a four-year severance agreement with Ms. Patrick. Under the agreement, if Ms. Patrick resigns within 30 days following a Change in Control, or if we terminate her employment without Cause, each as defined in the severance agreement, she will be entitled to receive a lump sum payment equal to the sum of:

     - accrued but unpaid base salary, vacation and expense reimbursements and vested benefits under our benefit plans through the date of termination

     - a pro rata bonus at a rate equal to her target bonus for the year of termination, and, with respect to the prior year, any declared but unpaid bonus, or if such bonus was not yet declared, a bonus equal to her target bonus, and

     - an amount equal to her annual base salary and target bonus

     The agreement also provides that if Ms. Patrick terminates her employment for Good Reason, she will receive the above lump sum payment. Good Reason generally occurs if Ms. Patrick terminates her employment with us shortly after we diminish her salary or title as President or if her responsibilities are diminished or modified in a manner that is materially inconsistent with her position as our President. In addition, in the case of a termination without Cause or a Good Reason termination, any unvested options which would become vested within four years of the termination date will become vested as of her termination date and, in the case of termination without cause following a Change in control, will be exercisable for one year and in other cases as provided in the relevant option agreement.

               COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board, currently consisting of Mr. Martinez and Mr. Ubben, neither of whom is employed by MSO, furnished the following report on executive compensation for the 2001 fiscal year.

COMPENSATION PHILOSOPHY

     MSO's executive compensation program is designed to encourage and reward exceptional performance and to align the financial interests of its senior executives and key employees with those of our stockholders. To achieve this end, MSO has developed and implemented a compensation program designed to attract and retain highly skilled executives and key employees with the business experience and creative talent necessary for MSO to achieve its long-term business objectives.

     MSO's executive compensation generally consists of three components: base salary, an annual performance-based bonus and equity-based compensation. MSO's compensation goal is to target its executives to be paid at competitive levels when performance expectations are met and above competitive levels when expectations are exceeded. MSO periodically utilizes outside consultants to perform competitive market-matching analyses on a position-by-position basis against companies in businesses similar to those of MSO and with comparable revenue levels. Once the market-matching analyses has been completed, an executive's salary, bonus and/or equity-based compensation may be adjusted upward or downward based on a number of subjective factors, including past performance, prior experience, differences in job responsibilities from the jobs against which the match was performed, and tenure. Additionally, although the market-matching study is periodically updated, individual compensation levels may be adjusted from time to time based upon, among other factors, past performance and increases in responsibilities.

     MSO's Chairman and CEO, Ms. Stewart, is compensated pursuant to an employment agreement with the company which is discussed below under the caption "Chief Executive Officer Compensation".

BASE SALARIES AND ANNUAL BONUSES

     The Compensation Committee believes that compensation should be weighted toward bonuses and equity-based compensation. Accordingly, base salaries paid to MSO's executives tend to constitute a smaller percentage of total compensation than they do for many comparable executives of MSO's competitors. Each executive is assigned a bonus target, which is set as a percentage of annual base salary. Depending on MSO's performance against its growth objectives and the individual performance of a particular executive, such executive's actual bonus generally ranges from 50% to 150% of the relevant bonus target, as set by the Compensation Committee with input from senior management. This system provides MSO the ability to use bonuses as an incentive to drive corporate performance and to align the interests of executives with those of our stockholders.

EQUITY-BASED COMPENSATION

     In 1997, MSO executives who had, in the view of the board of directors of MSLO LLC, played a significant role in the company's development received options to purchase MSLO LLC equity under the 1997 Plan. Individual grants were made taking into account years of service, level of responsibility, contribution to the enterprise and other factors. At the time of MSO's initial public offering, new option grants were made to executives and most of our employees under the 1999 Stock Incentive Plan. Since the initial public offering, grants have been made to new executives and employees upon commencement of employment with MSO, and to existing employees upon the achievement of certain promotions. Additionally, MSO has made option grants to executives and other employees on an annual basis since the initial public offering. Individual grants under the 1999 Stock Incentive Plan have been determined by the Compensation Committee after taking into account a market study prepared by an independent consulting firm, the size of previous option grants, tenure, past performance, responsibility levels, competitive practices and other relevant factors. All options granted have been non-qualified stock options and have had exercise prices equal to the fair market value of the underlying stock at the time of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Ms. Stewart is compensated pursuant to her employment agreement with MSO. The employment agreement became effective prior to the time of MSO's initial public offering and provides for an annual salary of $900,000, as well as bonuses payable upon the achievement of performance targets established by the Compensation Committee, with a guaranteed payment of $300,000. The terms of Ms. Stewart's employment agreement were established based on a number of considerations, including Ms. Stewart's contribution to the company as its founder, her services as on-air talent for MSO's television and radio programs, and her ongoing services as MSO's Chairman and Chief Executive Officer. Under the employment agreement, the Compensation Committee awarded Ms. Stewart a bonus of $1,156,666 for her services in 2001. In determining Ms. Stewart's compensation, the Compensation Committee considered quantitative factors such as MSO's 2001 revenue and earnings growth and qualitative factors such as Ms. Stewart's multi-faceted contributions to MSO described above. The Compensation Committee believes that Ms. Stewart's compensation under her employment agreement and her considerable ownership of MSO equity provide her with significant incentives to maximize stockholder value.

TAX MATTERS

     Section 162(m) limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as performance-based is excluded from the limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the stockholders.

     To date, compensation paid by us in excess of $1 million has been deductible under transition rules relating to our status as a newly public company. However, the Compensation Committee has approved the Martha Stewart Living Omnimedia, Inc. 2002 Performance-Based Executive Bonus Plan for submission to stockholders for the purpose of qualifying certain bonus payments to our five most highly paid employees under Section 162(m), thereby preserving the deductibility of such payments. The Compensation Committee, however, reserves the right to award compensation to its executives in the future that may not qualify under Section 162(m) as deductible compensation if it determines that doing so would be in the best interest of the stockholders.

SUMMARY

     The Compensation Committee believes that the present compensation structure is one that is well-designed to attract and retain talented executives and key employees, align these individuals' interests with those of our stockholders, and maximize stockholder value, and believes that the actions of the Compensation Committee with respect to 2001 executive compensation were consistent with that focus. The Compensation Committee is currently reviewing MSO's compensation policies for executives and other employees to ensure that they continue to best serve these objectives.

        MEMBERS OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

                               Arthur C. Martinez
                                Jeffrey W. Ubben

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of Mr. Martinez and Mr. Ubben each of whom is a non-employee director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents, as of March 18, 2002, information relating to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of either class of our common stock, (2) each of our directors, (3) each of the Named Executives, and
(4) all of our executive officers and directors as a group.

     Unless another address is indicated, beneficial owners listed here may be contacted at our corporate address. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities with respect to which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be beneficial owner of the same securities. For each listed person or entity, the information listed assumes the exercise of any options exercisable by such person or entity on or prior to May 17, 2002, but not the exercise of any options held by any other parties. Additionally, we have assumed the conversion of shares of Class B Common Stock into shares of Class A Common Stock for purposes of listing Ms. Stewart's ownership of Class A Common Stock, but for no other purpose. Shares of Class B Common

Stock may be converted on a one-for-one basis into shares of Class A Common Stock at the option of the holder.

     The percentage of votes for all classes is based on one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock.

BENEFICIAL OWNERSHIP

                                                                       CLASS B COMMON
                                               CLASS A COMMON STOCK        STOCK         % TOTAL
                                               --------------------   ----------------   VOTING
NAME                                              SHARES        %       SHARES      %     POWER
----                                           -------------   ----   ----------   ---   -------
Martha Stewart...............................   30,713,475(1)  62.6   30,619,375   100    94.4(2)
VA Partners, L.L.C. .........................    4,100,000(3)  22.3           --    --       *
  One Maritime Plaza, Suite 1400
  San Francisco, CA 94111
AOL Time Warner, Inc. .......................    1,219,597(4)   6.6                          *
  75 Rockefeller Plaza
  New York, NY 10019
Capital Group International, Inc. ...........    1,408,300(5)   7.6                          *
  11100 Santa Monica Blvd.
  Los Angeles, CA 90025
Arthur Martinez..............................       10,663(6)     *           --    --       *
Darla Moore..................................           62(7)     *           --    --       *
Sharon Patrick...............................    1,889,764(8)  10.3           --    --       *
Naomi Seligman...............................       24,422(9)     *           --    --       *
Jeffrey Ubben................................   4,100,000(10)  22.3           --    --       *
Gael Towey...................................     496,060(11)   2.7           --    --       *
Suzanne Sobel................................     131,947(12)     *           --    --       *
James Follo..................................      98,250(13)     *           --    --       *
All directors and executive officers as
  a group(14 persons)........................  37,868,932(14)  77.2   30,619,375   100%   96.6(2)

---------------

* The percentage of shares or voting power beneficially owned does not exceed
  1%.

(1) Consists of 5,100 shares of Class A Common Stock held by Ms. Stewart, 14,000 shares of Class A Common Stock held by a partnership controlled by Ms. Stewart, vested options held by Ms. Stewart to acquire 75,000 shares of Class A Common Stock and 30,619,375 shares of Class B Common Stock held by a partnership controlled by Ms. Stewart, which shares are convertible into Class A Common Stock on a share-for-share basis, and excludes unvested options to acquire 75,000 shares of Class A Common Stock.

(2) Assumes no shares of Class B Common Stock are converted into shares of Class A Common Stock.

(3) VA Partners, L.L.C. beneficially owns 4,100,000 shares of Class A Common Stock as general partner of ValueAct Capital Partners, L.P. and ValueAct Capital Partners II, L.P., and as investment advisor of ValueAct Capital International, Ltd. This amount excludes unvested options to acquire 5,000 shares of Class A Common Stock granted to Mr. Ubben on January 8, 2002. This information is based on information filed with the Securities and Exchange Commission by VA Partners, L.L.C. and ValueAct Capital Partners, L.P. as of March 19, 2002.

(4) AOL Time Warner, Inc. beneficially owns these shares indirectly through its ownership of Time Publishing Ventures, Inc., a wholly owned indirect subsidiary of AOL Time Warner Inc. This information is based on information filed with the Securities and Exchange Commission by AOL Time Warner, Inc. as of January 22, 2001.

(5) Capital Group International, Inc. beneficially owns these shares through its ownership of Capital Guardian Trust Company, a bank which holds the shares as the investment manager of various institutional accounts. This information is based upon information filed with the Securities and Exchange Commission by Capital Group International, Inc. as of February 11, 2002.

(6) Consists of 3,663 shares of Class A Common Stock and vested options to acquire 7,000 shares of Class A Common Stock.

(7) Does not include unvested options to acquire 5,000 shares of Class A Common Stock.

(8) Consists of 1,578,591 shares of Class A Common Stock and vested options held by Ms. Patrick to acquire 311,173 shares of Class A Common Stock. This amount excludes unvested options to acquire 311,174 shares of Class A Common Stock.

(9) Consists of 15,422 shares of Class A Common Stock and vested options to acquire 9,000 shares of Class A Common Stock.

(10) Consists of 4,100,000 shares of Class A Common Stock beneficially owned by VA Partners, L.L.C. as general partner of ValueAct Capital Partners, L.P. and ValueAct Capital Partners II, L.P., and as investment advisor of ValueAct Capital International, Ltd, but excludes unvested options to acquire 5,000 shares of Class A Common Stock granted to Mr. Ubben on January 8, 2002. Mr. Ubben disclaims beneficial ownership of the shares held on behalf of ValueAct Capital Partners, L.P., ValueAct Capital Partners II, L.P., and ValueAct Capital International, Ltd., except to the extent of his pecuniary interest therein.

(11) Consists of 6,112 shares of Class A Common Stock, of which 5,000 shares are held directly by Ms. Towey's spouse, and vested options to acquire 489,948 shares of Class A Common Stock. This amount excludes unvested options to acquire 214,167 shares of Class A Common Stock.

(12) Consists of 1,112 shares of Class A Common Stock and vested options to acquire 130,835 shares of Class A Common Stock. Does not include unvested options to acquire 162,895 shares of Class A Common Stock.

(13) Consists of 500 shares of Class A Common Stock and vested options to acquire 97,750 shares of Class A Common Stock. Does not include unvested options to acquire 176,250 shares of Class A Common Stock.

(14) Consists of 36,348,236 shares of our Class A Common Stock (including 30,619,375 shares resulting from assumed conversion of all outstanding Class B Common Stock) and vested options to acquire 1,520,696 shares of Class A Common Stock. Does not include unvested options to acquire 1,579,068 shares of Class A Common Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC. Such persons are required by SEC rules to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us, and/or written representations that no additional forms were required, we believe that, except as noted below, our officers, directors and greater than 10% beneficial owners filed all such required forms in 2001. As a result of inadvertent administrative errors within MSO, a Form 3 filing for Darla D. Moore relating to her initial election to our Board and a Form 4 filing for Martha Stewart reflecting her conversion of certain shares of Class B Common Stock into shares of Class A Common Stock were each filed late.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

TRANSACTIONS WITH TIME PUBLISHING VENTURES AND ITS AFFILIATES

ONGOING SERVICE AGREEMENTS

     In February 1997, Time Inc., Time Customer Service, Inc. ("TCS"), Oxmoor House, Inc. and Time Distribution Services, Inc. ("TDS"), each an affiliate of Time Publishing Ventures, Inc. ("TPV"), entered into agreements with us to provide us with various services. We entered into these agreements in connection with a transaction in which we acquired the assets relating to TPV's Martha Stewart related businesses, including the Martha Stewart Living magazine and television program, from TPV. Through this transaction, TPV became an affiliate of MSO by virtue of its acquisition of MSO equity. We believe that the terms of these agreements, in the aggregate, are at least as favorable to us as we would be able to obtain with unrelated third parties.

     Under our newsstand distribution agreement, TDS provides newsstand distribution services for our magazines. We compensate TDS on the basis of net sales. This agreement expires in December 2007, but we have the right to terminate effective December 2004 on one year's notice. In 2001, we incurred fees of $2.3 million under this agreement.

     Under two fulfillment agreements with TCS, TCS has provided for inventory management, back-office processing and processing of mail and phone orders for our magazines and our Internet/Direct Commerce businesses. The fulfillment agreement for our magazines expires in December 2002, but is renewable at our option for two additional three-year terms. The fulfillment agreement with respect to our Internet/Direct Commerce businesses was terminated in February 2002 upon our conversion to a new fulfillment provider. In 2001, we incurred fees of approximately $21.8 million under these agreements.

     Under a services agreement with Time Inc., we receive administrative, editing and sales services, as well as purchase our paper. These administrative, editing and sales services automatically renew for six-month or one-year periods, depending on the service. Subject to certain limited exceptions, the paper purchasing portion of the agreement extends through the end of 2004, provided that we may terminate the service on 180 days written notice. In 2001, we incurred expenses of approximately $32.0 million, including $31.3 million for paper purchases, under this agreement.

     Under our agreement with Oxmoor House, we granted Oxmoor House an exclusive license to use the mark Martha Stewart Living in connection with books and continuity card and binder programs. Under the agreement, we generally produce two Best of Martha Stewart Living books and one Christmas with Martha Stewart Living book each year. Oxmoor House also has the right to publish other materials bearing the mark Martha Stewart Living as mutually agreed by us and Oxmoor House. We receive production grants on a per page basis for each of these publications, an annual payment to cover staff costs and receive 50% of the net profit. We earned approximately $2.3 million in income under this agreement in 2001. This agreement terminated in December 2001, and Oxmoor House exercised its right to renew the agreement for an additional three-year term.

AGREEMENTS WITH STOCKHOLDERS

STOCKHOLDERS AGREEMENT; TPV SHARE BUYBACK AGREEMENT

     Immediately prior to our initial public offering, we entered into a stockholders agreement with the members of MSLO LLC. Under the terms of this agreement, TPV, Ms. Stewart, and Ms. Patrick have the right to require us to register shares of our Class A Common Stock owned or controlled by them, subject to customary terms and minimum amounts. Registration of these shares of common stock will result in such shares becoming freely tradeable without restriction under the Securities Act of 1933. We will bear all registration expenses, other than any underwriting discounts, incurred in connection with the above registra-tions. These registration rights continue as long as these stockholders continue to hold any of our common stock that they received in the merger of MSLO LLC into MSO.

     As part of a February 18, 2000 agreement with TPV pursuant to which we purchased 1,366,000 shares of our Class A Common Stock held by TPV, TPV agreed to continue, subject to certain limited exceptions, to hold shares of our Class A Common Stock until 2003, and to allow us to place advertisements in Time Inc. magazines and websites through 2004 at discounted rates, subject to annual limitations.

VALUEACT INVESTMENT AGREEMENT

     On January 8, 2002, we entered into an investment agreement with ValueAct Capital Partners, L.P. (and certain of its affiliates)("ValueAct") and a partnership controlled by Ms. Stewart (the "Partnership"). ValueAct is an affiliate of Mr. Ubben. Under the terms of the investment agreement, MSO and the Partnership appointed Mr. Ubben to the Board and further agreed that, subject to the Board's fiduciary duties, Mr. Ubben would be included in the slate of nominees recommended by the Board for election as directors at the Annual Meeting. The Partnership agreed to vote all shares of our common stock beneficially owned by it in favor of Mr. Ubben's election to the Board at the Annual Meeting if Mr. Ubben was nominated for such position by the Board.

     Under the terms of the agreement, ValueAct also has the right to require us on up to three occasions to register certain shares of our Class A Common Stock owned or controlled by it, subject to customary terms and minimum amounts. Registration of these shares of common stock will result in such shares becoming freely tradeable without restriction under the Securities Act of 1933. We will bear all registration expenses, other than any underwriting discounts, incurred in connection with the above registrations.

AGREEMENTS WITH MARTHA STEWART

LOCATION RENTAL AGREEMENT

     We have entered into a location rental agreement with Ms. Stewart relating to our use of various properties owned by her. The agreement has a five-year term, provides for annual payments of $2.0 million to MS Real Estate Management Company, a corporation owned by Ms. Stewart that operates Ms. Stewart's real estate, and permits us to use the properties currently owned by Ms. Stewart for any purpose relating to our businesses. We make extensive use of these properties for television filming, photography, research and development of content and products and various other commercial purposes. This location rental agreement became effective at the time of our initial public offering and replaced an agreement that paid Ms. Stewart an annual rental fee of $1.5 million. The increased fee reflects our access to additional properties, increased property values and additional usages of these properties since the initial agreement was effected in 1997. We believe this rate is at least as favorable to us as what we would have to pay to locate and use similar properties owned by a third party. In the event that Ms. Stewart's employment is terminated without cause, or she terminates employment for good reason, we will be obligated to pay the remaining amount due under the location rental agreement and we will lose our access to these properties.

INTELLECTUAL PROPERTY LICENSE AGREEMENT

     We have entered into an intellectual property license and preservation agreement with Ms. Stewart that, as of the time of our initial public offering, replaced a prior non-perpetual license agreement entered into in February 1997. Under the terms of this new license agreement, Ms. Stewart granted us an exclusive, worldwide, perpetual royalty-free license to use her name, likeness, image, voice and signature for our products and services. We are currently the owner of the primary trademarks employed in our business and, under the license agreement, generally have the right to develop and register in our name trademarks that incorporate the Martha Stewart name, such as Martha Stewart Living, and to use exclusively these marks in our business. If Ms. Stewart ceases to be our Chairman or Chief Executive Officer and no longer controls our company, we will continue to have those rights, including the right to use those marks for any new business as long as such new business is substantially consistent with the image, look and goodwill of the licensed marks at the time that Ms. Stewart ceases to be such an officer or to control us.

     In the event that we terminate Ms. Stewart's employment without cause or she terminates her employment for good reason, each as defined in her employment agreement, the license will cease to be exclusive and we would be limited in our ability to create new marks incorporating her name, likeness, image, publicity and signature. In these circumstances, Ms. Stewart would receive the right to use her name in other businesses that could directly compete with us, including our magazine, television and merchandising businesses. In addition, if Ms. Stewart's employment terminates under these circumstances, Ms. Stewart would receive in perpetuity a royalty of 3% of the revenues we derive from any of our products or services bearing any of the licensed marks. The intellectual property license agreement contains various customary provisions regarding our obligations to preserve the quality of the licensed marks and to protect these marks from infringement by third parties. The term of the license is perpetual; however, Ms. Stewart may terminate the license if we fail to make the royalty payments described above.

SPLIT DOLLAR LIFE INSURANCE AGREEMENT WITH MS. STEWART

     In February 2001, we entered into an agreement with Ms. Stewart and the Partnership pursuant to which we agreed to pay a significant portion of the annual premiums on a whole life insurance policy insuring Ms. Stewart and owned by and benefiting the Partnership. We will be repaid the cumulative premium payments made by us under the arrangement at the earlier of Ms. Stewart's death or the voluntary termination of the arrangement by Ms. Stewart, and the underlying insurance policies have been assigned to us as collateral for this repayment obligation. If the arrangement lasts longer than sixteen years, we will no longer be obligated to make premium payments and will receive interest on the cumulative premiums paid by us to date until the time such premiums are repaid to us. Premium payments made by us under this arrangement in 2001 were approximately $1.1 million and the value of the policies collateralizing the Partnership's repayment obligation exceeds this amount.

OTHER RELATIONSHIPS AND INDEBTEDNESS

     In 2001, we reimbursed MS Real Estate Management Company approximately $255,000 for various expenses it incurred in connection with our businesses.

     We loaned Shelley Nandkeolyar, Executive Vice President, President, Internet/Direct Commerce, $225,000 upon his commencement of employment with us on February 4, 2002. The loan accrues interest at the prime rate plus 2%. Provided that Mr. Nandkeolyar's employment continues with us through December 31, 2002, the loan will be forgiven.

     Ms. Margaret Christiansen, Ms. Stewart's sister-in-law, is a Senior Vice President, Business Manager of MSO. Mr. Randy Plimpton, Ms. Stewart's brother-in-law, is our property manager, responsible for MSO property management and support services. In 2001, each of these individuals received compensation under our standard compensation policies and programs described elsewhere in this proxy statement.

                               PERFORMANCE GRAPH

     The following graph compares the performance of our Class A Common Stock with that of the S&P 500 Index and the stocks included in the Media General Financial Services database under the Standard Industry Code 2721 (Publishing-Periodicals) (the "Publishing Index") during the period commencing on October 19, 1999, the date on which our Class A Common Stock began trading on The New York Stock Exchange, and ending on December 31, 2001. The graph assumes that $100 was invested in each of our Class A Common Stock*, the S&P 500 Index and the Publishing Index** at the beginning of the relevant period, is calculated as of the end of each calendar month and assumes reinvestment of dividends. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

                        COMPARE CUMULATIVE TOTAL RETURN
                  AMONG MARTHA STEWART LIVING OMNIMEDIA, INC.,
                       S&P 500 INDEX AND PUBLISHING INDEX

                              [PERFORMANCE GRAPH]

                     ASSUMES $100 INVESTED ON OCT. 19, 1999
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001
---------------

* The hypothetical investment price in our Class A Common Stock is $18.00 per share, our initial public offering price.

** The Publishing Index consists of companies that are primarily publishers of periodicals, although many also conduct other businesses, including owning and operating television stations and cable networks, and is weighted according to market capitalization of the companies in the index. The hypothetical investment assumes investment in a portfolio of equity securities that mirror the composition of the Publishing Index. Since the Publishing Index is only calculated at the end of each month, we have interpolated the return on the index from October 19, 1999 through October 31, 1999 on a straight-line basis.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee's purpose is to assist the Board in its oversight of MSO's internal controls and financial statements and the audit process. The Board, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a charter that was last amended and restated by the Board on February 15, 2002. A copy of the current charter is attached to this Proxy Statement as Annex A.

     Management is responsible for the preparation, presentation and integrity of MSO's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors for MSO's 2001 fiscal year, Arthur Andersen LLP, were responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     In performing its oversight role, the Audit Committee has, among other things covered in its charter, reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

     Based on the reports and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee referred to in this report and in the charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations, efforts and discussions referred to above do not assure that the audit of MSO's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Arthur Andersen LLP is in fact "independent."

                         MEMBERS OF THE AUDIT COMMITTEE

                               Arthur C. Martinez
                                 Darla D. Moore
                               Naomi O. Seligman

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP acted as our independent public accountants for the fiscal year ended December 31, 2001. Arthur Andersen LLP has served as our independent accountants since 1996. Our Audit Committee has not yet made a determination whether Arthur Andersen LLP will be retained as our independent accountants for the fiscal year ending December 31, 2002. In performing its oversight role, the Audit Committee will review whether to retain Arthur Andersen LLP as our independent accountants as part of its regular process of recommending an independent auditor to the Board. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and is expected to be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $300,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Arthur Andersen LLP billed no fees for professional services rendered to us for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

     The aggregate fees billed by Arthur Andersen LLP for services rendered to us, other than the services described above under Audit Fees, for the fiscal year ended December 31, 2001 were $522,516. The majority of these fees were billed for tax work.

                                 ANNUAL REPORTS

     Upon written request to the Corporate Secretary, Martha Stewart Living Omnimedia, Inc., 11 West 42nd Street, New York, New York 10036, we will provide without charge to each person solicited a copy of our 2001 Annual Report on Form 10-K, including the financial statements and financial statement schedules filed therewith. We will furnish a requesting securityholder with any exhibit not contained therein upon specific request. Our Annual Report and Form 10-K are not proxy soliciting materials.

                           PROPOSALS OF STOCKHOLDERS

     We currently intend to hold our next annual meeting in May of 2003. Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2003 Annual Meeting of Stockholders must submit the proposal to us at our principal executive offices, addressed to our Corporate Secretary, no later than December 6, 2002. Stockholders who intend to present a proposal at the 2003 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials are required to provide us notice of such proposal no later than February 10, 2003. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements contained in our by-laws and applicable laws.

                                 OTHER MATTERS

     Our Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described herein. If any other matters should properly come before the meeting, it is the intention of the persons designated in the proxy to vote on them according to their best judgment.

YOUR VOTE IS IMPORTANT. OUR BOARD URGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IN THE ALTERNATIVE, SHAREHOLDERS MAY VOTE VIA THE INTERNET OR TELEPHONE AS DESCRIBED IN THE ENCLOSED MATERIALS.

     If you have any questions or need assistance in voting your shares, please contact Mellon Investor Services LLC at 1-800-851-9677.

New York, New York
April 3, 2002

                                                                         ANNEX A

                     MARTHA STEWART LIVING OMNIMEDIA, INC.

                            AUDIT COMMITTEE CHARTER

I.   PURPOSE; AUTHORITY; COMPOSITION

     The Board of Directors of Martha Stewart Living Omnimedia, Inc. (the "Corporation") has established an Audit Committee with authority, responsibility and specific duties as described below.

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (1) the financial reports of the Corporation; (2) the Corporation's systems of internal controls regarding finance and accounting that management and the Board have established; and (3) the Corporation's accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;

     - Review and appraise the audit efforts of the Corporation's independent auditor; and

     - Provide an open avenue of communication among the independent auditor, financial and senior management, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee has the authority to investigate any activity of the Corporation. The Audit Committee is empowered to retain persons having special competence as necessary to assist the Audit Committee in fulfilling its responsibilities.

     The Audit Committee shall be composed of Directors that meet the independence, financial literacy and other eligibility requirements of the New York Stock Exchange. The chairman of the Audit Committee will have accounting or related financial management expertise.

II.  MEETINGS

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. The Audit Committee shall also regularly communicate its activities and findings to the entire Board of Directors. In addition, the Committee, or its Chair, if any, should hold discussions with the independent auditor and management as needed regarding the Corporation's financial statements (consistent with III.2., 3. and 4. below).

III. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

DOCUMENTS AND REPORTS

     1. Review and, if appropriate, update, this Charter periodically, at least annually, as conditions dictate.

     2. Review the Corporation's annual and quarterly financial statements. The Audit Committee shall have discussions with management and the independent auditor with respect to financial statements to be included in the Corporation's Annual Report on Form 10-K to be filed with the United States Securities and Exchange Commission.

     3. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

INDEPENDENT AUDITORS

     4. Recommend to the Board of Directors the selection of the independent auditor, considering independence and effectiveness. The Audit Committee shall review the performance of the independent auditor and approve any proposed discharge of the independent auditor when circumstances warrant. The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee shall convey this accountability to the independent auditor. On a periodic basis, the Committee shall receive written reports from the independent auditor regarding its independence, discuss such reports with the independent auditor, consider the compatibility of any non-audit services with its independence, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of its continued independence. The Audit Committee shall also review the fees and other compensation to be paid to the independent auditor.

     5. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

     6. Establish guidelines for the retention of the independent auditor for any non-audit service and the fee for such service.

     7. Periodically evaluate whether it is appropriate to adopt a policy of rotating the independent auditor on a regular basis.

     8. Recommend guidelines for the Corporation's hiring of employees of the independent auditor who were engaged on the Corporation's account.

FINANCIAL REPORTING PROCESS

     9. In consultation with management and the independent auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

     10. Discuss with the independent auditor both the quality and the acceptability of the Corporation's accounting policies.

     11. Consider and approve, if appropriate, major changes to the Corporation's accounting principles and practices as suggested by the independent auditor or management.

     12. Review analysis of alternative GAAP methods relating to Company's financial statements and description of any transactions as to which Statement on Auditing Standard No. 50 letters were issued.

     13. Review with management and the independent auditor the effect of regulatory and accounting initiatives on the Corporation's financial statements as well as any off-balance sheet structures utilized by the Corporation.

     14. Obtain from the independent auditor assurance that the audit:

          a) contains procedures designed to provide reasonable assurances of detecting illegal acts that would have a direct and material effect on the financial statements;

          b) contains procedures designed to identify related party transactions that are material to the financial statements or otherwise require financial statement disclosure; and

          c) includes an evaluation of the Corporation's ability to continue as a going concern during the ensuing fiscal year.

     15. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     16. Following completion of the audit, review with each of management and the independent auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

OTHER

     17. Meet periodically with management to review the Corporation's major financial risk exposures and the steps management has taken (or intends to take) to monitor and control such exposures.

     18. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation's financial statements or accounting policies, and establish with management a procedure to provide the Audit Committee with prompt access to any such correspondence, complaints or reports.

     19. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

     20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

IV. LIMITATION ON RESPONSIBILITY

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Corporation's internal policies.

                                                                         ANNEX B

                     MARTHA STEWART LIVING OMNIMEDIA, INC.

                  2002 PERFORMANCE-BASED EXECUTIVE BONUS PLAN

                                   SECTION 1
                        BACKGROUND, PURPOSE AND DURATION

     1.1 EFFECTIVE DATE. Martha Stewart Living Omnimedia, Inc. (the "Company") hereby establishes the 2002 Executive Officer Performance-Based Bonus Plan (the "Plan") effective as of March 25, 2002. Effectiveness of the Plan is subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2002 Annual Meeting of Stockholders of the Company.

     1.2 PURPOSE OF THE PLAN. The Plan is intended to increase shareholder value and the success of the Company by motivating the Company's key executives
(1) to perform to the best of their abilities, and (2) to achieve the Company's objectives. The Plan's goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company. The Plan is intended to permit the grant of awards to qualify as performance-based compensation under section 162(m) of the Code.

                                   SECTION 2
                                  DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 "ACTUAL AWARD" means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee's authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

     2.2 "AFFILIATE" means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by or under common control with the Company.

     2.3 "BASE SALARY" means as to any Performance Period, the Participant's annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

     2.4  "BOARD" means the Board of Directors of the Company.

     2.5 "CODE" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     2.6 "COMMITTEE" means the Compensation and Management Development Committee appointed by the Board.

     2.7 "COMPANY" means Martha Stewart Living Omnimedia, Inc., a Delaware corporation, or any successor thereto.

     2.8 "DETERMINATION DATE" means the latest possible date that will not jeopardize an Actual Award's qualification as performance-based compensation under section 162(m) of the Code.

     2.9 "DISABILITY" means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

     2.10 "EARNINGS PER SHARE" means as to any Performance Period, the Company's or a business unit's Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

     2.11 "EMPLOYEE" means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

     2.12 "FAIR MARKET VALUE" means the closing per share selling price for Shares, as quoted on the New York Stock Exchange for the date in question.

     2.13  "FISCAL YEAR" means the fiscal year of the Company.

     2.14 "INDIVIDUAL OBJECTIVES" means as to a Participant for any Performance Period, the objective and measurable goals approved by the Committee (in its discretion).

     2.15 "MAXIMUM AWARD" means as to any Participant for any Performance Period, the lesser of (i) the maximum award payable under the Plan to a Participant for the Performance Period expressed as a percentage of his or her base salary as determined by the Committee in accordance with Section 3.3, or
(ii) $2.1 million.

     2.16 "NET INCOME" means as to any Performance Period, the Company's or a business unit's income after taxes, determined in accordance with generally accepted accounting principles.

     2.17 "OPERATING CASH FLOW" means as to any Performance Period, the Company's or a business unit's sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

     2.18 "OPERATING INCOME" means as to any Performance Period, the Company's or a business unit's income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

     2.19 "PARTICIPANT" means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

     2.20 "PAYOUT FORMULA" means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

     2.21 "PERFORMANCE PERIOD" means any Fiscal Year or such other period, as determined by the Committee in its sole discretion.

     2.22 "PERFORMANCE GOALS" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Performance Period. As determined by the Committee, the Performance Goals for any award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Earnings per Share, (b) Individual Objectives, (c) Net Income, (d) Operating Cash Flow, (e) Operating Income, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue, and (j) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from award to award. Prior to the

Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

     2.23 "PLAN" means the Martha Stewart Living Omnimedia, Inc. 2002 Performance-Based Executive Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

     2.24 "RETIREMENT" means, with respect to any Participant, a Termination of Service after attaining at least (a) age 65, (b) age 60 and 5 years of service with the Company or an Affiliate, or (c) age 55 and 10 years of service with the Company or an Affiliate.

     2.25 "RETURN ON ASSETS" means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

     2.26 "RETURN ON EQUITY" means as to any Performance Period, the percentage equal to the Company's Net Income divided by average stockholder's equity, determined in accordance with generally accepted accounting principles.

     2.27 "RETURN ON SALES" means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by the Company's or the business unit's, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

     2.28 "REVENUE" means as to any Performance Period, the Company's or business unit's net sales, determined in accordance with generally accepted accounting principles.

     2.29  "SHARES" means shares of the Company's common stock.

     2.30 "TERMINATION OF SERVICE" means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate or the sale of a business unit or division, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

     2.31 "TOTAL SHAREHOLDER RETURN" means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

                                   SECTION 3
             SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

     3.1 SELECTION OF PARTICIPANTS. The Committee, in its sole discretion, shall select the Employees of the Company who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

     3.2 DETERMINATION OF PERFORMANCE GOALS. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

     3.3 DETERMINATION OF MAXIMUM AWARDS. The Committee, in its sole discretion, shall establish a Maximum Award for each Participant (subject to the limit set forth in Section 2.15(ii)). Each Participant's Maximum Award shall be set forth in writing.

     3.4 DETERMINATION OF PAYOUT FORMULA OR FORMULAE. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, and (c) provide for the payment of a Participant's Actual Award based on whether the Performance Goals for the Performance Period are achieved. Notwithstanding the preceding, in no event shall a Participant's Actual Award for any Performance Period exceed his or her Maximum Award.

     3.5 DATE FOR DETERMINATIONS. The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.

     3.6 DETERMINATION OF ACTUAL AWARDS. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, in determining the Actual Award, the Committee, in its sole discretion, may reduce the award payable to any Participant below that which otherwise would be payable under the Payout Formula.

                                   SECTION 4
                               PAYMENT OF AWARDS

     4.1 RIGHT TO RECEIVE PAYMENT. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

     4.2 TIMING OF PAYMENT. Payment of each Actual Award shall be made after the end of the Performance Period during which the Award was earned.

     4.3 FORM OF PAYMENT. Each Actual Award shall be paid in cash (or its equivalent).

     4.4 PAYMENT IN THE EVENT OF DEATH. If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Award shall be paid to his or her estate.

                                   SECTION 5
                                 ADMINISTRATION

     5.1 COMMITTEE IS THE ADMINISTRATOR. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an "outside director" under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

     5.2 COMMITTEE AUTHORITY. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to
(a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

     5.3 DECISIONS BINDING. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

     5.4 DELEGATION BY THE COMMITTEE. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code.

                                   SECTION 6
                               GENERAL PROVISIONS

     6.1 TAX WITHHOLDING. The Company shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant's FICA, FUTA and SDI obligations).

     6.2 NO EFFECT ON EMPLOYMENT OR SERVICE. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual's employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

     6.3 PARTICIPATION. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

     6.4 INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

     6.5 SUCCESSORS. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

     6.6 BENEFICIARY DESIGNATIONS. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     6.7 NONTRANSFERABILITY OF AWARDS. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

     6.8 DEFERRALS. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

                                   SECTION 7
                      AMENDMENT, TERMINATION AND DURATION

     7.1 AMENDMENT, SUSPENSION OR TERMINATION. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially alter or impair any rights or obligations under any Actual Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan. Nothing contained in this Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

     7.2 DURATION OF THE PLAN. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.

                                   SECTION 8
                               LEGAL CONSTRUCTION

     8.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     8.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     8.3 REQUIREMENTS OF LAW. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     8.4 GOVERNING LAW. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

     8.5 CAPTIONS. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

                                                                         ANNEX C

                     MARTHA STEWART LIVING OMNIMEDIA, INC.

                 AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS

     The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly linked to the profitability of the Company's businesses and increases in the Company's shareholder value.

     For purposes of the Plan, the following terms are defined as set forth below:

     (a) "Affiliate" means a corporation or other entity controlled by, controlling or under common control with the Company and designated by the Committee from time to time as such.

     (b) "Award" means a Stock Appreciation Right, Stock Option, Restricted Stock, Performance Unit, or other stock-based award.

     (c) "Award Agreement" means a written agreement setting forth the terms and conditions of an Award.

     (d) "Award Cycle" shall mean a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Units are to be earned.

     (e) "Board" means the Board of Directors of the Company.

     (f) "Business Combination" has the meaning set forth in Section 10(b)(iii).

     (g) "Cause" means, unless otherwise provided by the Committee, (1) "Cause" as defined in any Individual Agreement to which the participant is a party, or
(2) if there is no such Individual Agreement or, if it does not define Cause, any of the following on the part of the participant: an intentional failure to perform assigned duties; willful misconduct in the course of the participant's employment; breach of a fiduciary duty involving personal profit; or acts or omissions of personal dishonesty, any of which results in material loss to the Company or any of its Subsidiaries or Affiliates. The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

     (h) "Change in Control" has the meaning set forth in Section 10(b).

     (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (j) "Commission" means the Securities and Exchange Commission or any successor agency.

     (k) "Committee" means the Committee referred to in Section 2.

     (l) "Common Stock" means Class A common stock, par value $.01 per share, of the Company.

     (m) "Company" means Martha Stewart Living Omnimedia, Inc., a Delaware corporation.

     (n) "Covered Employee" means a participant designated prior to or at the time of the grant of Restricted Stock or Performance Units by the Committee as an individual who is or may be a "covered employee" within the meaning of
Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Units are expected to be taxable to such participant.

     (o) "Disability" means, unless otherwise provided by the Committee, "Total Disability" as defined in the Group Long Term Disability Insurance contract between Martha Stewart Living Omnimedia LLC (the predecessor of the Company) with First Reliance Standard Life Insurance Company, effective February 4, 1997, or if not so defined or otherwise defined in an Individual Agreement, shall mean the permanent and total inability of a participant by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him or her, if a medical doctor selected or approved by the Board, and knowledgeable in the field of such infirmity, advises the Committee either that it is not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

     (p) "Eligible Individuals" means officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants, who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates, and who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, or its Subsidiaries or Affiliates.

     (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (r) "Fair Market Value" of the Common Stock means, as of any given date, the price of the Common Stock on the composite transaction tape of the New York Stock Exchange as of the close of the regular business hours of the New York Stock Exchange, without regard to any after-hours trading that may hereinafter be commenced on such exchange, on the most recent prior date for which such closing price is available, or, if the Common Stock is not listed on the New York Stock Exchange, the analogous closing price on the most recent prior date on any other national securities exchange on which the Common Stock is listed or on The Nasdaq Stock Market. If there is no regular public trading market for the Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

     (s) "Freestanding Stock Appreciation Right" has the meaning set forth in
Section 6(a).

     (t) "Incumbent Board" has the meaning set forth in Section 10(b)(ii).

     (u) "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

     (v) "Individual Agreement" means an employment, consulting or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates.

     (w) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (x) "Outstanding Company Common Stock" has the meaning set forth in Section 10(b)(i).

     (y) "Outstanding Company Voting Power" has the meaning set forth in Section 10(b)(i).

     (z) "Qualified Performance-Based Award" means an Award of Restricted Stock or Performance Units designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is a Covered Employee and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

     (aa) "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock or Performance Units. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: return on equity, return on assets, operating income, earnings per share, net income and/or achievement of pre-determined, objectively defined strategic performance goals, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Performance Goals may be stated in the alternative or in combination.

     (bb) "Performance Units" means an Award granted under Section 8.

     (cc) "Performance Units Agreement" means a written agreement setting forth the terms and conditions of an award of Performance Units.

     (dd) "Person" has the meaning set forth in Section 10(b)(i).

     (ee) "Plan" means the Martha Stewart Living Omnimedia, Inc. 1999 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

     (ff) "Restricted Stock" means an Award granted under Section 7.

     (gg) "Restricted Stock Agreement" means a written agreement setting forth the terms and conditions of an award of Restricted Stock.

     (hh) "Restriction Period" has the meaning set forth in Section 7(c)(ii).

     (ii) "Retirement" means retirement from the employ of the Company or its Subsidiaries or Affiliates at the normal or early retirement date as set forth in any tax-qualified retirement/pension plan of the Company.

     (jj) "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under
Section 16(b) of the Exchange Act, as amended from time to time.

     (kk) "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

     (ll) "Stock Appreciation Right" means an Award granted under Section 6.(mm) "Stock Option" means an Award granted under Section 5.

     (nn) "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

     (oo) "Tandem Stock Appreciation Right" has the meaning set forth in Section 6(a).

     (pp) "Termination of Employment" means the termination of the participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. For purposes of the Plan, a participant's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he or she is no longer for any reason whatsoever employed by the Company or any of its Subsidiaries or Affiliates.

SECTION 2. ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board.

     The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

     (a) To select the Eligible Individuals to whom Awards may from time to time be granted;

     (b) To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units and other stock-based awards or any combination thereof are to be granted hereunder;

     (c) To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

     (d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

     (e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not (i) subject to the last paragraph of Section 3, reduce the exercise price or cancel and regrant a Stock Option theretofore granted or (ii) adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith;

     (f) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

     (g) To determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(j), 6(b) and 8(b)(iv).

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided, that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the
Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.

     Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

     Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under)
Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the
Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3. COMMON STOCK SUBJECT TO PLAN

     The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the Plan shall be 10,000,000. No participant may be granted Stock Options and Freestanding Stock Appreciation Rights covering in excess of 1,000,000 shares of Common Stock in any calendar year. No participant may be granted more than 1,000,000 shares of Restricted Stock or Performance Units covering in excess of 1,000,000 shares of Common Stock under this Plan. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

     If any Award is forfeited or if any Stock Option (and related Stock Appreciation Right, if any) terminates, expires or lapses without being exercised, or if any Stock Appreciation Right is exercised for cash, shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

     In the event of any change in corporate capitalization, such as a stock split or an extraordinary corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments to reflect such change or transaction in (i) the aggregate number and kind of shares reserved for issuance under the Plan; (ii) the limitation upon Stock Options and Stock Appreciation Rights to be granted to any participant, to the extent such adjustment does not cause any Qualified Performance-Based Award to fail to qualify for the Section 162(m) Exemption; (iii) the number, kind and option price of shares subject to outstanding Stock Options, Stock Appreciation Rights and Restricted Stock; (iv) the number and kind of shares subject to other outstanding Awards granted under the Plan; and/or (v) such other equitable manner, in each case, as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Tandem Stock Appreciation Right.

SECTION 4. ELIGIBILITY

     Awards may be granted under the Plan to Eligible Individuals. No grant shall be made under this Plan to a director who is not an officer or a salaried employee of the Company or its Subsidiaries or Affiliates.

SECTION 5. STOCK OPTIONS

     Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a Nonqualified Stock Option.

     Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Eligible Individual and specifies the terms and provisions of the Stock Option. The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant unless otherwise determined by the Committee at the time of grant.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

     (c) Exercisability. Except as otherwise provided herein or as determined by the Committee at the time of grant, each Stock Option shall be exercisable in four equal annual installments, beginning on the first anniversary of the date of grant. The Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

     (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted; and provided, further, that such already owned shares have been held by the optionee for at least six months at the time of exercise or had been purchased on the open market.

     If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, reduced by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

     No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(j), an optionee shall have all of the rights of a shareholder of the Company holding the Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 13(a).

     (e) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution or (ii) in the case of a Nonqualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee's immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of the Plan, unless otherwise determined by the Committee, "immediate family" shall mean, except as otherwise defined by the Committee, any child, sibling, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, sister-in-law or brother-in-law, including adoptive relationships, of the optionee. All Stock Options shall be exercisable, subject to the terms of the Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the terms "holder" and "optionee" include such guardian, legal representative and other transferee.

     (f) Termination by Death. Unless otherwise determined by the Committee or as set forth in an Award Agreement, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

     (g) Termination by Reason of Disability or Retirement. Unless otherwise determined by the Committee or as set forth in an Award Agreement, if an optionee incurs a Termination of Employment by reason of Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

     (h) Other Termination. Unless otherwise determined by the Committee or as set forth in an Award Agreement: (A) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (B) if an optionee incurs a Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Stock Option held by such optionee, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. Notwithstanding any other provision of this Plan to the contrary, in the event an optionee incurs a Termination of Employment other than for Cause during the 24-month period following a Change in Control, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, including on such accelerated basis as provided in Section 10(a), for (x) the longer of (i) one year from such date of termination or (ii) such other period as may be provided in the Plan for such Termination of Employment or as the Committee may provide in the option agreement, or (y) until expiration of the stated term of such Stock Option, whichever period is shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

     (i) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

     (j) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares of Common Stock subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6. STOCK APPRECIATION RIGHTS

     (a) Grant and Exercise. Stock Appreciation Rights may be granted without relationship to a Stock Option (each, a "Freestanding Stock Appreciation Right") or in conjunction with all or part of any Stock Option granted under the Plan (each, a "Tandem Stock Appreciation Right"). In the case of a Nonqualified Stock Option, Tandem Stock Appreciation Rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, Tandem Stock Appreciation Rights may be granted only at the time of grant of such Stock Option. A Tandem Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

     (b) Terms of Freestanding Stock Appreciation Rights. Freestanding Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

          (i) a Freestanding Stock Appreciation Right shall be exercisable as determined by the Committee, but in no event after ten years from the date of grant;

          (ii) the base price of a Freestanding Stock Appreciation Right shall be the Fair Market Value of a share of Common Stock on the date of grant. A Freestanding Stock Appreciation Right shall entitle the holder, upon exercise of such right, to an amount in cash, shares of Common Stock or both (as determined by the Committee), with a value equal to the product of
     (A) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of the Stock Appreciation Right and (B) the number of shares of Common Stock as to which such Stock Appreciation Right shall have been exercised with the Committee having the right to determine the form of payment;

          (iii) a Freestanding Stock Appreciation Right shall be exercised by giving written notice of exercise to the Company or its designated agent specifying the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised; and

          (iv) a Freestanding Stock Option shall not be transferable other than by will or laws of descent and distribution.

     (c) Terms of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

          (i) Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this
     Section 6;

          (ii) upon the exercise of a Tandem Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment;

          (iii) a Tandem Stock Appreciation Right may be exercised by an optionee in accordance with this Section 6(c) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee, and upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in this Section 6(c); and Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised;

          (iv) upon the exercise of a Tandem Stock Appreciation Right, the Stock Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent that the number of shares covered by the Tandem Stock Appreciation Right at the time of exercise is based on the value of the Tandem Stock Appreciation Right at such time; and

          (v) Tandem Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with
     Section 5(e).

SECTION 7. RESTRICTED STOCK

     (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

     (b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

        The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Martha Stewart Living Omnimedia, Inc. 1999 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Martha Stewart Living Omnimedia, Inc., 20 West 43rd Street, New York, NY 10036.

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

          (i) the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions;

     provided, however, that (except as otherwise provided in Section 7(c)(iv) or 10(a)(ii)) in the case of Restricted Stock that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied;

          (ii) subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock;

          (iii) except as provided in this paragraph (iii) and Sections 7(c)(i) and 7(c)(ii) and in the Restricted Stock Agreement and except as otherwise determined by the Committee, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to
     Section 13(e) of the Plan, (A) cash dividends or distributions of property other than Common Stock with respect to the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends;

          (iv) except to the extent otherwise provided in the applicable Restricted Stock Agreement or Section 7(c)(i), 7(c)(ii), 7(c)(v) or 10(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock;

          (v) if and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates; and

          (vi) each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

SECTION 8. PERFORMANCE UNITS

     (a) Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any Eligible Individual, the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

     (b) Terms and Conditions. Performance Units Awards shall be subject to the following terms and conditions:

          (i) the Committee may, prior to or at the time of the grant, designate Performance Units as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the attainment of Performance Goals, except as otherwise provided in Section 8(b)(ii) or 10(a)(iii). If the

     Committee does not designate Performance Units as Qualified Performance-Based Awards, it may also condition the settlement thereof upon the attainment of Performance Goals. Regardless of whether Performance Units are Qualified Performance-Based Awards, the Committee may also condition the settlement thereof upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 8(b)(v), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle;

          (ii) except to the extent otherwise provided in the applicable Performance Unit Agreement or Section 8(b)(iii) or 10(a)(iii), upon a participant's Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of the Performance Units shall be forfeited by the participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Units that are Qualified Performance-Based Awards, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's Performance Units;

          (iii) a participant may elect to further defer receipt of cash or shares in settlement of Performance Units for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Performance Units in question;

          (iv) at the expiration of the Award Cycle, the Committee shall evaluate and certify the Company's performance in light of any Performance Goals for such Award, and shall determine the number of Performance Units granted to the participant which have been earned, and the Committee shall then cause to be delivered (A) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned, or (B) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant, as the Committee shall elect (subject to any deferral pursuant to Section 8(b)(iii)); and

          (v) each Award shall be confirmed by, and be subject to, the terms of a Performance Unit Agreement.

SECTION 9. OTHER STOCK-BASED AWARDS

     Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other Awards granted under the Plan. In the event that an Award is granted under this Section 9 to a participant who is an officer, the Award shall be granted in lieu of additional cash compensation to the officer for services.

SECTION 10. CHANGE IN CONTROL PROVISIONS

     (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, except as otherwise provided in the applicable Award Agreement, in the event of a Change in Control:

          (i) any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

          (ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

          (iii) all Performance Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable; provided, that, if such cash settlement would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 (that but for the nature of such payment would otherwise be eligible for such accounting treatment), the Committee shall have the ability to substitute Common Stock with a Fair Market Value (as of the effective date of the Change in Control) equal to the cash that would otherwise be payable hereunder for such cash settlement or, if necessary to preserve such accounting treatment, otherwise modify or eliminate such right; and

          (iv) the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes and shall, with respect to any right granted under this Plan that would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 (that but for the nature of such grant would otherwise be eligible for such accounting treatment), equitably adjust such Award or, if necessary to preserve such accounting treatment, otherwise modify or eliminate such right (as determined by the Committee in its sole discretion).

     (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of both (A) 30% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Power") and (B) more than both the Outstanding Company Common Stock and the Outstanding Company Voting Power owned or controlled directly or indirectly by Martha Stewart and/or her controlled affiliates, heirs, estate, legal representative and/or beneficiaries (collectively, "Stewart"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses
     (1), (2) and (3) of subsection (iii) of this Section 10(b); or

          (ii) individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason not to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by Martha Stewart and her controlled affiliates (so long as such affiliates are controlled by her) at a time when such entities controlled at least a majority of the Outstanding Company Voting Power or by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Power immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (2) in the event that Stewart does not own or control at least 50% of the Outstanding Company Voting Power upon the consummation of the Business Combination, no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation (and such amount exceeds the amount owned or controlled by Stewart) except to the extent that such person had such ownership of the Outstanding Company Common Stock or Outstanding Company Voting Power immediately prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 11. TERM, AMENDMENT AND TERMINATION

     The Plan will terminate on the tenth anniversary of the effective date of the Plan. Awards outstanding under the Plan as of such date shall not be affected or impaired by the termination of the Plan.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Performance Unit Award or other stock-based Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or stock exchange rules; provided, however, that stockholder approval shall be required for any amendment which (i) increases the maximum number of shares for which Stock Options may be granted under the Plan (subject, however, to the provisions of Section 3 hereof), (ii) reduces the exercise price at which Awards may be granted (subject, however, to the provisions of Section 3 hereof), (iii) extends the period during which Stock Options may be granted or exercised beyond the times originally prescribed, (iv) changes the persons eligible to participate in the Plan, or (v) materially increases the benefits accruing to participants under the Plan.

     Subject to the repricing restrictions in Section 2(e)(i), the Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall be permitted that would cause an Award that is, or is intended to be, a Qualified Performance-Based Award to fail or cease to qualify for the Section 162(m) Exemption, nor shall any such amendment impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

     Subject to the above provisions, the Board shall have the authority to amend the Plan to take into account changes in law and in tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 12. UNFUNDED STATUS OF PLAN

     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 13. GENERAL PROVISIONS

     (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

          (1) listing or approval for listing upon notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

          (2) any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

          (3) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     (b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

     (c) The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

     (e) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

     (f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

     (g) In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled shall revert to the Company.

     (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

     (i) Except as otherwise provided in Section 5(e) or 6(c)(v) or by the Committee, Awards under the Plan are not transferable except by will or by the laws of descent and distribution.

     (j) In the event an Award is granted to an Eligible Individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

SECTION 14. EFFECTIVE DATE OF PLAN

     The Plan shall be effective as of the date it is adopted by the Board, subject to the approval of the Company's stockholders.

                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                     MARTHA STEWART LIVING OMNIMEDIA, INC.

     The undersigned hereby appoints Gregory Blatt, James Follo and Brian Burns as proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of Common Stock of Martha Stewart Living Omnimedia, Inc. (the "Company") held of record by the undersigned on March 18, 2002, standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on May 9, 2002 or at any adjournment or postponement thereof. Receipt of the Notice of the 2002 Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

     This proxy, when properly executed, will be voted in the manner directed by you. IF YOU DO NOT GIVE ANY DIRECTION, THIS PROXY WILL BE VOTED "FOR" PROPOSALS
(1), (2) AND (3) AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     In order for your vote to be submitted by proxy, you must (i) properly complete the telephone or Internet voting instructions or (ii) properly complete and return this proxy in order that in either case, your vote is received no later than 5:00 p.m. Eastern Standard Time on May 8, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------

                            o FOLD AND DETACH HERE o

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR                  PLEASE MARK    [X]
PROPOSALS (1), (2) AND (3) REGARDING:                         YOUR VOTES AS
                                                              INDICATED IN
                                                              THIS EXAMPLE

                                                    WITHHOLD
                                                  Authority to
      THE BOARD RECOMMENDS ----->     FOR         vote for all
                                  ALL NOMINEES      Nominees
(1) The election to the               [ ]              [ ]
    Board of Directors of
    the 6 nominees named
    below:
    01 Arthur C. Martinez
    02 Darla D. Moore
    03 Sharon L. Patrick
    04 Naomi O. Seligman
    05 Martha Stewart
    06 Jeffrey W. Ubben



         THE BOARD RECOMMENDS ------>    FOR     AGAINST     ABSTAIN
                                         [ ]       [ ]         [ ]
(2) Approval of the Martha Stewart
    Living Omnimedia, Inc. 2002
    Performance-Based Executive
    Bonus Plan



         THE BOARD RECOMMENDS ------>    FOR     AGAINST     ABSTAIN
                                         [ ]       [ ]         [ ]

(3) Ratification of the Company's
    1999 Stock Incentive Plan



    I consent to future access of the Annual Reports, Proxy      [ ]
    Statements, Prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meetings until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services, LLC, Ridgefield Park, New
    Jersey, and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE
INDIVIDUAL NOMINEES, WRITE THE NAME(S) OF SUCH PERSON(S) HERE:

--------------------------------------------------------------


                   -------
                          |
                          |   IMPORTANT: PLEASE SIGN THIS PROXY CARD EXACTLY AS
                          |   YOUR NAME OR NAMES APPEARS ELSEWHERE ON THIS CARD.
                          |   JOINT TENANTS SHOULD EACH SIGN. WHEN SIGNING AS
                              EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR
                              OTHER SIMILAR CAPACITY, PLEASE GIVE YOUR FULL
                              TITLE AS SUCH. IF THIS SIGNATURE IS BY A
                              CORPORATION, A DULY AUTHORIZED OFFICER OF THE
                              CORPORATION SHOULD SIGN IN FULL THE CORPORATION'S
                              NAME. IF THE SIGNATURE IS BY A PARTNERSHIP, A
                              PARTNER SHOULD SIGN THE FULL PARTNERSHIP NAME.



SIGNATURE                    SIGNATURE                      DATE
         --------------------         ----------------------    ----------------

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

     INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME ON
                                  MAY 8, 2002

              YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED
            PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU
                  MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

------------------------------------------         ----------------------------------------        --------------------------------
                INTERNET                                          TELEPHONE                                        MAIL
       HTTP://WWW.EPROXY.COM/MSO                               1-800-435-6710
Use the Internet to vote your proxy.               Use any touch-tone telephone to vote                    Mark, sign and date
Have your proxy card in hand when you              your proxy. Have your proxy card in                      your proxy card
access the web site. You will be             OR    hand when you call. You will be           OR                    and
prompted to enter your control number,             prompted to enter your control number,                    return it in the
located in the box below, to create and            located in the box below, and then                     enclosed postage-paid
submit an electronic ballot.                       follow the directions given.                                 envelope.
------------------------------------------         ----------------------------------------        --------------------------------

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.